The business integration described in this convocation notice involves securities of a foreign company. The business integration is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial information included in this document, if any, was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in a foreign country and all of its officers and directors are residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the business integration, such as in open market or privately negotiated purchases.

Notice of Convocation of the Extraordinary
General Meeting of Shareholders

Date
January 18, 2019 (Friday) at 10:00 a.m. (Reception start time 9:00 a.m.)	Table of Contents Notice of Convocation of the Extraordinary General Meeting of Shareholders	1

Place
1-11, Doza-machi, Nagasaki City, Nagasaki Conference room, 10th floor, Head Office of the Bank	How to Exercise Voting Rights via Internet, etc. Reference Documents for the Extraordinary General Meeting of Shareholders 1st Proposal Approval of Share Exchange Agreement	3 5
Please use “Smart Voting” to exercise your voting rights on smartphone. You may access the website via smartphone without entering the “voting rights exercise code” and “password,” by scanning the “QR code for smartphones to log in to the voting website”. The exercise of voting rights by the above method is limited to once.	2nd Proposal Partial Amendment to Articles of Incorporation	43

For details, go to p3

The Eighteenth Bank, Limited
Securities Code : 8396

These documents are partial translations of the Japanese originals for reference purposes only.

In the event of any discrepancy between these translated documents and the Japanese originals, the originals shall prevail. The Bank assumes no responsibility for this translation or for direct, indirect or any other forms of damages arising from the translations.

(Securities Code: 8396)

December 21, 2018

Dear Shareholders:

Takujiro Mori

Director, President & CEO

The Eighteenth Bank, Limited

1-11, Doza-machi, Nagasaki City, Nagasaki

Notice of Convocation of the

Extraordinary General Meeting of Shareholders

This is to inform you that the Extraordinary General Meeting of Shareholders of The Eighteenth Bank, Limited (the “Bank”) will be held as described below. You are cordially invited to attend the meeting.

If you are unable to attend the meeting, you may exercise your voting rights in writing or “via the Internet,” etc. after careful examination of the Reference Documents for the Extraordinary General Meeting of Shareholders contained herein.

1. Date and time:

 January 18, 2019 (Friday) at 10:00 a.m.

2. Place:

 1-11, Doza-machi, Nagasaki City, Nagasaki
Conference room, 10th floor, Head Office of the Bank

3.  Purposes:

Matters to be resolved:

Proposal No. 1 Approval of Share Exchange Agreement

Proposal No. 2 Partial Amendment to the Articles of Incorporation

Guidance on Exercise of Voting Rights

 Exercise of voting rights by attending the meeting

 Exercise of voting rights by written form

 Exercise of voting rights via Internet

 If you attend the meeting, please present the enclosed Voting Rights Exercise Form to the receptionist.

 Please indicate on the Voting Rights Exercise Form enclosed herewith your approval or disapproval of the proposals and return the Form so that it is received no later than the deadline for exercise.

 Please access the website for exercise of voting rights (https://soulcaimizuho-tb.co.jp/) and follow the on-screen instructions to indicate your approval or disapproval of the proposals.

 Date and time of meeting

 Deadline for exercise

 Deadline for exercise

 10:00 a.m. on January 18, 2019 (Friday)

 Forms to be returned no later than 5:30 p.m. on January 17, 2019 (Thursday)

 Vote to be exercised no later than 5:30 p.m. on January 17, 2019 (Thursday)

 Please see page 3 to 4 for the details.

(1)

 Treatment of voting rights exercised multiple times

Should you exercise your voting rights “in writing,” and also “via the Internet, etc.,” the vote cast “via the Internet,” etc. shall be deemed to be the valid vote regardless of the time the Voting Rights Exercise Form reaches Japan Securities Agents, Ltd.

If you exercise your voting rights via the Internet, etc. multiple times, the last vote cast shall be the valid vote.

(2)

 Exercise of voting rights through a proxy

If you wish to exercise your voting rights through a proxy, such proxy must be a shareholder with voting rights. You may appoint only one (1) proxy.

* Attention

If you attend the meeting in person, please remember to hand in the enclosed Voting Rights Exercise Form at the reception desk.

* Notice:

If any revisions are made to Reference Documents for the Extraordinary General Meeting of Shareholders, the revisions will be posted on the Bank website (https://www.18bank.co.jp/).

■  How to Exercise Voting Rights via Internet, etc.

You may exercise voting rights via the Internet only by accessing the following voting website designated by the Bank. You may access the website via smartphone without entering the “voting rights exercise code” and “password,” by scanning the “QR code for smartphones to log in to the voting website” provided in the voting form enclosed herewith.

Voting Rights Exercise Period

Votes must be sent by 5:30 p.m. on Thursday, January 17, 2019

 Access Procedure

 Vote with ID and

 Password

 Voting website
https://soukai.mizuho-tb.co.jp/

 You may access the voting website rights via mobile phone with a bar-code scanner by scanning the “QR code.®”

 Please refer to the user manual of your mobile phone for the details of how to operate the bar-code scanner.

Note

●    The password is a means for confirming your identity as a shareholder when voting Please keep your password secure until the conclusion of the general meeting of shareholders The Bank is unable to respond to password inquiries by telephone, etc.

●    If you enter the wrong password a certain number of times, the website will become locked and you will be unable to use it If the website is locked, please follow the instructions that appear onscreen.

●    Although the compatibility of the voting website has been verified for normal internet connection environments, in some cases your device might not be able to access the website.

Understandings

●    If you exercise your voting rights both in writing and via the Internet, only the vote via the Internet will be treated as valid.

●    If you exercise your voting rights via the Internet more than once, then only the last vote will be treated as valid.

Inquiries

●    Please contact us at the following telephone number if you have any questions such as how to operate your PC upon exercising voting rights via the Internet.

 Vote with ID and Password

 1. Scan QR code

Vote with "Smart Voting"
1. Scan QR code

 Activate your smartphone camera and scan the “QR code for smartphones to log in to the voting website” provided in the voting form enclosed herewith

Internet Help Dial, Stock Transfer Agent Department, Mizuho Trust & Banking Co., Ltd.

Telephone  0120-768-524 (Toll free)

Office Hours    Weekdays from 9:00 a.m. to 9:00 p.m. (excluding Saturday, Sunday, and public holidays)

 Reference
Institutional investors may use the electronic voting rights exercise platform operated by ICJ, Inc.

 1. Access the voting website

 2. Log in
Note: Your “voting code” and “password” are stated on the bottom left of the “Voting form” enclosed herewith.

 On the screens that follow, vote for or against each proposal in accordance with the instructions.

 Click “Next” (left button).

 Enter your “voting code” and click “Next” (left button). The “change password”

 screen will appear. Enter your assigned password and then register the password you wish to use.

If you scan the “QR code for smartphones to log in to the voting website,” you will be able to access the website without needing to enter your “voting code” or “password.”

Note: You can only vote once using the above method

 2. Select voting method

 3. Vote on each proposal

 Follow the instructions on the screen to complete your voting.

 When the voting website screen appears, select your voting method. The top method is for “Agree with all the proposals” and the bottom method is for “Individually vote on the each proposal”.

 Select “for” (left button) of “against” (right button) for each proposal, in accordance with the instructions on the screen.

 If after voting using “Smart Voting” you wish to change your vote, please do so by using the “Vote with Password and ID” method.

If you scan the “QR code for smartphones to log in to the voting website,” you will be able to access the website without needing to enter your “voting code” or “password.”

Note: You can only vote once using the above method.

 2. Select voting method

 3. Vote on each proposal

 Follow the instructions on the screen to complete your voting.

 When the voting website screen appears, select your voting method. The top method is for “Agree with all the proposals” and the bottom method is for “Individually vote on the each proposal”.

 Select “for” (left button) of “against” (right button) for each proposal, in accordance with the instructions on the screen.

 If after voting using “Smart Voting” you wish to change your vote, please do so by using the “Vote with Password and ID” method.

Reference Documents for the Extraordinary General Meeting of Shareholders

Proposals and Reference Materials

1st Proposal

 Approval of Share Exchange Agreement

  The Bank and Fukuoka Financial Group, Inc. (hereinafter referred to as “Fukuoka Financial Group; hereinafter the Bank and Fukuoka Financial Group are collectively referred to as the “Companies”) resolved, at their respective board of directors meetings held on October 30, 2018, and pursuant to the memorandum of understanding executed as of February 26, 2016, to implement a business integration by way of share exchange, setting the effective date of the share exchange for April 1, 2019, (hereinafter referred to as the “Share Exchange”) (hereinafter referred to as the “Business Integration”) on the condition that the approval of a general meeting of shareholders of the Bank and authorization or approvals from the relevant authorities will be obtained; and a share exchange agreement described in “2. Contents of Share Exchange Agreement” below (hereinafter referred to as the “Share Exchange Agreement”) has been executed by and between the Companies as of October 30, 2018.

Thus, the Bank requests you to approve the Share Exchange Agreement.

The reason for the Share Exchange, the contents of the Share Exchange Agreement and the like are as follows.

1.

 Reason for the Share Exchange

(I)

 Background of the Business Integration

  The regional economy suffers from structural issues such as a declining population and an aging society, and it is expected that the market size will decline in the future. Accordingly, regional financial institutions are expected not only to maintain steady regional financial systems but also to vitalize the regional economy more than ever by fulfilling their financial intermediary function.

  Under these circumstances, the Companies have conducted a study of a possible new regional financial group which can be developed in tandem with the region. Consequently, the Companies have come to share the understanding that the mutual utilization of management and business know-how contributes to the maintenance and stabilization of regional financial systems and the development of the regional economy, and that forming a solid financial group based in Kyushu will result in a source of higher quality services to customers, which will also contribute to the improvement of corporate value.

  Under their common understanding, as already announced in the press release published on February 26, 2016 “Memorandum of Understanding regarding Business Integration” and the press release published on August 24, 2018 “Notice concerning Receipt of Review Results from Japan Fair Trade Commission concerning Business Integration of Fukuoka Financial Group, Inc. and The Eighteenth Bank, Limited,” the Companies have promoted consultation and consideration concerning the implementation of the Business Integration by way of share exchange as of April 1, 2019; and the Companies formally reached final agreement as of October 30, 2018.

(2)

 Purpose and Philosophy of the Business Integration

Through the improvement of business efficiency by utilizing the rich network the Companies possess, as well as the active engagement of the financial institutions within the groups to strengthen the region, the Companies will endeavor to persistently offer financial services of ever higher quality, and have set the following three things as the purpose and philosophy of the integration:

(i)

 Simultaneous Realization of the Vitalization of the Regional Economy and the Improvement of Corporate Value

The Companies will aim for simultaneous realization of the vitalization of regional economy and the improvement of corporate value by promoting operational efficiency through economies of scale and stabilizing the regional financial systems for the future.

(ii)

 Contribution to the Development of Enterprises in Nagasaki

In Nagasaki, the Bank and Shinwa Bank, Ltd. (President: Shunsuke Yoshizawa), which is a part of Fukuoka Financial Group, will conduct a merger in the future, thereby launching a new bank with a firm business base. The new bank will guarantee that it will play the essential role of a regional financial institution contributing to the development of the economy of Nagasaki, especially the growth of local small- and medium-sized enterprises, in the future.

(iii)

 Financial Group with No. 1 Customer Experience

The Companies will develop the functions of a financial holding company by developing more specialized and strategic services and enhancing the support (i.e., solution support) function in sales in addition to the existing business management function, through which the financial institutions within the group will be able to offer unprecedented new financial services to customers. The Companies will further contribute to the vitalization of the regional economy by utilizing the strong network among the group banks and enhancing the functions of the holding company. In addition, the Companies aim to become the financial group with No. 1 customer experience by enhancing relationships with customers more than ever before.

(3)

 Expected Synergistic Effect of the Business Integration

While maintaining and deepening the relationship with customers that the Companies have developed over many years, the new Fukuoka Financial Group will aim to realize the evolution of its general financial services and business efficiency by utilizing the wide and customer-friendly network to be established through the Business Integration.

(i)

 Banking Business

With respect to the banking business, the Companies will integrate the knowledge of the economy and industry as well as business reorganization know-how, etc., which the Companies have cultivated. In addition, the Companies will deepen their relationship, will widen and strengthen their network, and will pursue future-oriented services of high quality. Accordingly, the Companies will aim to be the most reliable financial group with No. 1 customer experience.

I.

With respect to corporate banking, the Companies will aim to achieve (a) funding to local small- and medium-sized enterprises based on evaluation of their businesses, (b) support for domestic and international business development through their network, and (c) provision of advanced solutions for business succession and M&A as well as management improvement and business reorganization.

II.

With respect to retail banking, the Companies will aim to achieve (a) understanding of customers’ needs and further improvement of customer convenience (such as omni-channel) through IT and sophisticated marketing and (b) high quality consultation regarding asset management and inheritance, supporting customers’ life planning.

III.

 The Companies will further contribute to the vitalization of the region through the utilization of financial know-how and the wide and rich information network which the Companies possess.

(ii)

 Securities, Leasing, and Think-Tank Businesses, etc.

Through the mutual utilization of the affiliation of the Companies, the Companies will aim to offer financial services of higher added value.

(iii)

 New Businesses

Centering on enhancement of research and development in the area of IT, the Companies will aim to realize new financial services such as internet businesses and to develop new products.

(iv)

 Improvement of Management Efficiency

The Companies will (a) promote rationalization and consolidation of overlapping infrastructures between the Companies, such as the function of headquarters and affiliated companies as well as their systems and (b) improve management efficiency through the mutual use of overseas offices and sales bases. The Companies will aim to actively invest resources (human resources and capital) derived from such rationalization, consolidation, and improvement into growing fields and regions.

2.

 Contents of the Share Exchange Agreement

The contents of the Share Exchange Agreement are prescribed in the “Share Exchange Agreement (copy)” provided below.

Share Exchange Agreement (copy)

Fukuoka Financial Group, Inc. (“FFG”) and The Eighteenth Bank, Ltd. (“Eighteenth Bank”) hereby enter into the following share exchange agreement (this “Agreement”).

Article 1

 Share Exchange

The parties shall conduct a share exchange (the “Share Exchange”) in accordance with the provisions of this Agreement, upon which FFG will become the wholly owning parent company of Eighteenth Bank resulting from share exchange, and Eighteenth Bank will become the wholly owned subsidiary of FFG resulting from share exchange.

Article 2

 Trade Names and Addresses of Wholly Owning Parent Company Resulting from Share Exchange and Wholly Owned Subsidiary Resulting from Share Exchange

1.

 Wholly owning parent company resulting from share exchange

Trade name:

 Fukuoka Financial Group, Inc.

Address:

 1-8-3, Otemon, Chuo-ku, Fukuoka-shi

2.

 Wholly owned subsidiary resulting from share exchange

Trade name:

 The Eighteenth Bank, Ltd.

Address:

 1-11, Doza-machi, Nagasaki-shi

Article 3

 Shares Delivered upon Share Exchange and Allotment thereof

1.

Upon the Share Exchange, FFG will deliver to Eighteenth Bank’s shareholders (excluding FFG) the number of shares of FFG’s common stock, as monies, etc. in lieu of Eighteenth Bank’s common stock held by those shareholders, calculated by multiplying 1.12 by the total number of shares of Eighteenth Bank’s common stock held by each shareholder of Eighteenth Bank (excluding FFG) as of immediately prior to the acquisition by FFG of all issued shares of Eighteenth Bank through the Share Exchange (the “Base Time”).

2.

FFG’s common stock to be delivered pursuant to the preceding paragraph will be allotted to Eighteenth Bank’s shareholders as of the Base Time (excluding FFG), at a ratio of 1.12 shares of FFG’s common stock per share of Eighteenth Bank’s common stock held by those shareholders.

3.

If the number of shares of FFG’s common stock that must be allotted and delivered to each shareholder of Eighteenth Bank in accordance with the preceding two paragraphs includes any fractional shares less than one share, FFG will sell the number of shares of FFG’s common stock equivalent to the total number of the fractional shares (if the total includes any fractional shares less than one share, such fractional shares is rounded down to the nearest one share) as prescribed by Article 234 of the Companies Act, and deliver to Eighteenth Bank’s shareholders the sales proceeds in proportion to their respective fractional shares.

Article 4

 Matters Concerning Amounts of Stated Capital and Reserves of Wholly Owning Parent Company Resulting from Share Exchange

The amounts by which FFG’s stated capital and reserves are to be increased upon the Share Exchange are as described below.

 (i)

 Amount by which stated capital is to be increased

 0 yen

 (ii)

 Amount by which capital reserve is to be increased

 Minimum amount that is required to be increased in accordance with the provisions of laws and regulations

 (iii)

 Amount by which retained earnings reserve is to be increased

 0 yen

Article 5

 Effective Date

The date on which the Share Exchange becomes effective (the “Effective Date”) is April 1, 2019. However, if necessary, either party may change the Effective Date after consulting with the other party and obtaining its agreement.

Article 6

 General Meeting of Shareholders Regarding Approval of Share Exchange Agreement

1.

FFG will conduct the Share Exchange in accordance with the provisions of the main clause of Article 796, Paragraph 2 of the Companies Act, without obtaining approval by a resolution of the general meeting of shareholders regarding this Agreement as prescribed in Article 795, Paragraph 1 of the Companies Act. However, if the approval of FFG’s general meeting of shareholders is required regarding this Agreement pursuant to Article 796, Paragraph 3 of the Companies Act, FFG shall obtain the approval of its general meeting of shareholders regarding this Agreement by the day immediately preceding the Effective Date.

2.

Eighteenth Bank will obtain the approval of its general meeting of shareholders regarding this Agreement as prescribed in Article 783, Paragraph 1 of the Companies Act, by holding an extraordinary general meeting of shareholders (the “Eighteenth Bank’s Extraordinary General Meeting of Shareholders”) by the day immediately preceding the Effective Date.

Article 7

 Amendment to Articles of Incorporation

Eighteenth Bank shall, at Eighteenth Bank’s Extraordinary General Meeting of Shareholders, submit proposals pertaining to the following amendments to the Articles of Incorporation. The amendment to the articles of incorporation will become effective as of March 31, 2019, on the condition that this Agreement has not ceased to be effective and the Share Exchange has not been canceled.

Proposed amendments to Articles of Incorporation (underlined parts indicate the amendments)

 Before Amendment

 After Amendment

 (Record Date)

 Article 13

 (Deleted)

 (i)

The Bank shall deem shareholders holding voting rights whose names are stated or recorded in the final shareholders registry as of March 31 of each fiscal year as the shareholders who may exercise their rights at the annual general meeting of shareholders for the relevant fiscal year.

 (ii)

In the case set forth in the preceding paragraph or if necessary, the Bank may temporarily set a record date by making a prior public announcement or providing a notice through a resolution of the board of directors.

 Article 14 through 39 (text omitted)

 Article 13 through 38 (text omitted)

Article 8

 Management of Own Assets

1.

The parties shall execute their respective business affairs and manage and operate their own assets with the due care of a good manager after the Execution Date of this Agreement until the Effective Date, and if either party intends to conduct an act that is likely to have a material effect on its assets or its rights or obligations except as otherwise prescribed in this Agreement, such party shall do so after consulting with the other party and obtaining its agreement.

2.

Eighteenth Bank shall, in accordance with a resolution of its board of directors meeting held by the day immediately preceding the Effective Date, cancel all the treasury shares held by Eighteenth Bank and all treasury shares that may come to be held by Eighteenth Bank up to the Base Time (including treasury shares acquired on the Effective Date pursuant to any share purchase demand from a dissenting shareholder that is exercised with respect to the Share Exchange), by no later than the Base Time (however, if any such purchase is made, Eighteenth Bank shall cancel such treasury shares only after the time at which the purchase becomes effective).

Article 9

 FFG’s Directors After Share Exchange

At FFG’s annual general meeting of shareholders to be held on July 2019, FFG shall, after consultation with Eighteenth Bank, nominate as director candidates of FFG multiple persons who as of prior to the Share Exchange becoming effective are directors of Eighteenth Bank.

Article 10

 Exercise of Voting Rights at FFG’s Annual General Meeting of Shareholders

FFG shall, by the Effective Date and pursuant to Article 124, Paragraph 4 of the Companies Act, make a resolution of its board of directors to the effect that FFG will grant, to Eighteenth Bank’s shareholders who are to be delivered FFG’s common stock upon the Share Exchange, voting rights pertaining to FFG’s common stock delivered to those shareholders at FFG’s annual general meeting of shareholders planned to be held in June 2019 on the condition that the amendments to the Articles of Incorporation provided for in Article 7 of this Agreement and the Share Exchange become effective.

Article 11

 Dividends of Surplus

1.

The parties may make dividends of surplus up to the following respective amounts. However, this does not prevent either party consulting with the other party in good faith and obtaining its agreement to make dividends of surplus in excess of such maximum amount and within the agreed scope.

(i)

With respect to FFG, 8.5 yen per share (based on the number of shares at the time before the share consolidation of October 1, 2018) for shareholders or registered pledgees of shares whose names are stated or recorded in the final shareholders registry of September 30, 2018, and 42.5 yen per share (based on the number of shares at the time after the share consolidation of October 1, 2018) for shareholders or registered pledgees of shares whose names are stated or recorded in the final shareholders registry of March 31, 2019.

(ii)

With respect to Eighteenth Bank, 3 yen per share (based on the number of shares at the time before the share consolidation of October 1, 2018) for shareholders or registered pledgees of shares whose names are stated or recorded in the final shareholders registry of September 30, 2018, and 30 yen per share (based on the number of shares at the time after the share consolidation of October 1, 2018) for shareholders or registered pledgees of shares whose names are stated or recorded in the final shareholders registry of March 31, 2019.

2.

Other than as prescribed in the items of the preceding paragraph, neither party shall make a resolution regarding dividends of surplus whose record date is during the period from the Execution Date to the Effective Date, or make a resolution regarding acquisition of treasury shares (excluding the case where treasury shares are acquired following the sales of shares equivalent to fractional shares as prescribed in Article 235 of the Companies Act, and the case where, pursuant to applicable laws and regulations, etc., the party is required to acquire treasury shares following the exercise of rights by shareholders) whose acquisition date is during the period before the Execution Date.

However, this does not apply in the case where either party consults with the other party in good faith and obtains its agreement.

Article 12

 Amendment of this Agreement

If a material change occurs with respect to the financial or management situation of FFG or Eighteenth Bank during the period from the execution of this Agreement to the Effective Date, an event that is likely to constitute a material impediment to the implementation of the Share Exchange occurs or becomes evident, or it otherwise becomes significantly difficult to achieve the purpose of this Agreement, either party may, after consulting with the other party and obtaining its agreement, change the terms and conditions of the Share Exchange or any other provisions in this Agreement or suspend this Share Exchange or terminate this Agreement.

Article 13

 Effectiveness of this Agreement

This Agreement will cease to be effective if the approval of FFG’s general meeting of shareholders (only in the case that approval of FFG’s general meeting of shareholders is required regarding this Agreement in accordance with the provisions of Article 796, Paragraph 3 of the Companies Act) or Eighteenth Bank’s Extraordinary General Meeting of Shareholders as prescribed in Article 6 of this Agreement, or any approval of a related government agency or the like as prescribed in the laws and regulations that is necessary for the Share Exchange is unable to be obtained, or if the Share Exchange is suspended or this Agreement is terminated in accordance with the preceding Article.

Article 14

 Consultation

Any matters other than those prescribed in this Agreement and any other matters necessary in relation to the Share Exchange shall be determined by the parties upon mutual consultation in accordance with the purpose of this Agreement.

(The remainder of this page is intentionally left blank.)

IN WITNESS WHEREOF, this Agreement will be prepared in two originals, to which each party affixes its name and seal, and each party retains one original.

October 30, 2018

 FFG

 Fukuoka Financial Group, Inc.
1-8-3, Otemon, Chuo-ku, Fukuoka-shi
Takashige Shibato, President (seal)

 Eighteenth Bank

 The Eighteenth Bank, Ltd.

 1-11, Doza-machi, Nagasaki-shi
Takujiro Mori, President and CEO (seal)

3.

 Matters Regarding Appropriateness of Consideration for Exchange

(1)

 Matters Regarding Appropriateness of Total Number and Allotment of Consideration for Exchange

(i)

 Allotment Details of the Share Exchange (Share Exchange Ratio)

 Fukuoka Financial Group

 The Bank

 Share Exchange Ratio

 1

 1.12

(Note 1)

 Allotment Details of the Share Exchange

  Fukuoka Financial Group will allot and deliver 1.12 shares of common stock per share of common stock of the Bank. Upon the Share Exchange, if the number of shares of common stock of Fukuoka Financial Group to be delivered to the shareholders of the Bank includes fractions that are less than one share, such shareholders shall be payed the amount equivalent to such fractions in accordance with the provisions of Article 234 of the Companies Act and other related laws and ordinances.

  It is to be noted that the share exchange ratio shown above may be subject to change through consultation between the Companies in the case where any significant change will occur or be found in the preconditions which are the basis of calculation.

(Note 2)

 Number of Shares to be Newly Issued and Delivered by Fukuoka Financial Group upon the Share Exchange (Scheduled)

  common stock: 19,189,579 shares

  The number of the new shares shown above is calculated on the assumption that the total number of issued and outstanding shares of common stock of the Bank shall be 17,371,711 shares, which is based on the total number of issued and outstanding shares of common stock of the Bank as of June 30, 2018 (173,717,119 shares) after taking into account the reverse stock split of the Bank implemented as of October 1, 2018 (one-for-ten reverse stock split of common stock). However, the Bank plans to cancel all of the treasury stock held by itself by the time immediately before the effective date of the Share Exchange (hereinafter referred to as the “Base Time”). Therefore, 238,158 shares, which is based on the number of shares of treasury stock held by the Bank as of June 30, 2018 (2,381,586 shares) after taking into account the reverse stock split of the Bank implemented as of October 1, 2018 (one-for-ten reverse stock split of common stock), are excluded when the number of the new shares shown above is calculated.

  The number of newly issued shares to be delivered by Fukuoka Financial Group may be adjusted if the number of shares of treasury stock held by the Bank as of June 30, 2018 (after the reverse stock split) changes before the Base Time for reasons such as the shareholders of the Bank exercising their right to demand that their shares be purchased.

(Note 3)

 Treatment of Shares Constituting Less than One Unit

If the Business Integration is realized, the shareholders of the Bank who are allotted shares of common stock of Fukuoka Financial Group constituting less than one unit (less than 100 shares) upon the Share Exchange (hereinafter referred to as the “Shares Less than One Unit”) may not sell the Shares Less than One Unit on the Tokyo Stock Exchange, Inc. (hereinafter referred to as the “TSE”) and the Fukuoka Stock Exchange as a securities membership corporation (hereinafter referred to as the “FSE”) or any other financial instruments exchanges. Such shareholders may, pursuant to the provisions of Paragraph 1 of Article 192 of the Companies Act, demand that Fukuoka Financial Group purchase the Shares Less than One Unit that they hold. Alternatively, such shareholders may, pursuant to the provisions of Paragraph I of Article 194 of the Companies Act and the articles of incorporation, demand that Fukuoka Financial Group sell to them the number of shares that would, together with the number of Shares Less than One Unit that they hold, constitute one unit unless the number of shares of the treasury stock of Fukuoka Financial Group is insufficient to meet the number of shares that such shareholders demanded be sold.

(ii)

 Basis for the Allotment Details of the Share Exchange

I.

 Basis and Reasons for the Allotment Details

  The Companies reached the basic agreement, under which the Companies are to proceed with consultation on and consideration of the realization of the Business Integration, as of February 26, 2016 and by establishing the Integration Preparation Committee, the Companies proceeded with consultation on and consideration of the implementation of the Business Integration with April 1, 2019 (scheduled) as the effective date of the share exchange.

  As described in “III. Measures to Ensure Fairness” below, the Bank selected Mizuho Securities Co., Ltd. (hereinafter referred to as “Mizuho Securities”) as the third-party valuation institution of the Bank and Mori Hamada & Matsumoto as its legal advisor in order to ensure the fairness of the consideration of the Share Exchange and the fairness of any other matters concerning the Business Integration. After careful consultation on and consideration of the Business Integration by referring to the valuation report on the share exchange ratio received from Mizuho Securities, the third-party valuation institution of the Bank, as of October 29, 2018 and the legal advice from Mori Hamada & Matsumoto, the Bank concluded that it would be appropriate to implement the Business Integration based on the share exchange ratio described in “(i) Allotment Details of the Share Exchange (Share Exchange Ratio)” above.

  On the other hand, as described in “III. Measures to Ensure Fairness” below, Fukuoka Financial Group selected Nomura Securities Co., Ltd. (hereinafter referred to as “Nomura Securities”) as the third-party valuation institution of Fukuoka Financial Group and Nagashima Ohno & Tsunematsu as its legal advisor in order to ensure the fairness of the consideration of the Share Exchange and the fairness of any other matters concerning the Business Integration. After careful consultation on and consideration of the Business Integration by referring to the valuation report on the share exchange ratio received from Nomura Securities, the third-party valuation institution of Fukuoka Financial Group, as of October 29, 2018 and the legal advice from Nagashima Ohno & Tsunematsu, Fukuoka Financial Group concluded that it would be appropriate to implement the Business Integration based on the share exchange ratio described in “(i) Allotment Details of the Share Exchange (Share Exchange Ratio)” above.

  The Companies carefully and repeatedly negotiated and consulted on the share exchange ratio by comprehensively taking into consideration various factors, including the market price, the financial conditions, future prospects, etc. of the Companies; by examining the results of the calculations and analyses by the third-party valuation institutions and advice from legal advisors; and by examining the results of their due diligence investigations of each other. As a result, the Companies concluded that the share exchange ratio described in “(i) Allotment Details of the Share Exchange (Share Exchange Ratio)” above is appropriate. Therefore, the Companies decided and agreed on the share exchange ratio to be used for the Share Exchange at the board of directors meetings of the Companies held as of October 30, 2018.

II.

 Matters Concerning Calculation

(a)

 Names of Valuation Institutions and their Relationships with the Companies

  Mizuho Securities as the financial advisor (third-party valuation institution) to the Bank and Nomura Securities as the financial advisor (third-party valuation institution) to Fukuoka Financial Group do not fall under interested parties of the Bank and Fukuoka Financial Group. They do not have any significant interest in the Business Integration to be noted.

(b)

 Overview of Calculation

  In order to ensure the fairness of calculation of-the share exchange ratio to be used for the Share Exchange, the Bank selected Mizuho Securities as its third-party valuation institution and Fukuoka Financial Group selected Nomura Securities as its third-party valuation institution, and asked the respective institutions to calculate and analyze the share exchange ratio.

  As part of its analyses of the Share Exchange Ratio, Mizuho Securities conducted an average market price analysis because the Companies’ shares are listed on the First Section of the TSE and the FSE and market prices are available for the Companies’ shares, as well as a comparable companies analysis because there are multiple companies that are comparable to each company and Mizuho Securities could estimate each company’s share value by comparing the comparable companies. Furthermore, in order to reflect future business activities, Mizuho Securities conducted a dividend discount model analysis (hereinafter referred to as “DDM analysis”), which is a method used to analyze the share value by discounting, using cost of capital, the value attributable to the shareholders after taking into account retained earnings and other factors necessary to maintain certain capital structure, which method is used generally for the analysis of financial institutions. The result of each analysis is indicated below. The respective ranges for the Share Exchange Ratio represent the number of common shares of the Fukuoka Financial Group to be allotted for one common share of the Bank.

 Analysis Method

 Range of Share Exchange Ratio

 1

 Average Market Price Analysis

 1.05~1.19

 2

 Comparable Companies Analysis

 0.88~1.56

 3

 DDM Analysis

 0.89~1.65

  Furthermore, in the average market price analysis, Mizuho Securities used the closing price on October 29, 2018 (hereinafter referred to as the “Calculation Base Date”), and the simple average closing prices for the one-month period until the Calculation Base Date, the three-month period until the Calculation Base Date, the six-month period until the Calculation Base Date, and the nine-month period until the Calculation Base Date.

  For the analysis of the Share Exchange Ratio, Mizuho Securities has used information provided by the Companies and public information. Mizuho Securities has assumed the accuracy and completeness of all materials and information, and has not independently verified the accuracy or completeness of such information. Also, Mizuho Securities has not undertaken an independent evaluation, appraisal or assessment of the assets or liabilities (including contingent liabilities), on an aggregate or individual basis, of the Companies or any of their respective affiliates, nor did it make any such request to a third party. Mizuho Securities’ analysis of the Share Exchange Ratio reflects information and economic conditions until the Calculation Base Date, and it assumes that the financial forecasts of the Companies (including profit plans and other information) were reasonably prepared based on the best-available estimates and judgment of the management of the Companies. The future profit plans for the Companies that was the basis for the DDM analysis did not anticipate a significant increase or decrease in profit.

  With respect to the share exchange ratio of the Companies, as the shares of the Companies are listed on the First Section of the TSE and on the FSE and have a market price, Nomura Securities performed its calculation using the average market price analysis, and given that there are multiple listed companies comparable to the Companies such that an estimate based on a comparable companies analysis is possible, also used the comparable companies analysis, as well as the dividend discount model analysis, which is a method of analyzing share valuation by discounting the predicted dividends distributable to shareholders — after taking into account internal reserves and other factors necessary to maintain a certain capital structure — to the present value at capital cost, and is a method widely used for the analysis of financial institutions in order to take into account the company’s future business activities in performing its calculation. The results of the calculations based on the respective methods are indicated below. The respective ranges for the share exchange ratio below represent the number of shares of common stock of Fukuoka Financial Group to be allotted for one share of common stock of the Bank.

 Analysis Method

 Range of Share Exchange Ratio

 1

 Average Market Price Analysis

 1.08~1.19

 2

 Comparable Companies Analysis

 0.99~1.20

 3

 DDM Analysis

 1.06~1.15

  The average market price analysis was calculated by taking the Calculation Base Date as the base date and using the closing price on the Calculation Base Date and the average closing price for each of: the five business days from October 23, 2018 to the Calculation Base Date; the one-month period from October 1, 2018 to the Calculation Base Date; the three-month period from July 30, 2018 to the Calculation Base Date and the six-month period from May 1, 2018 to the Calculation Base Date.

  The calculation of the share exchange ratio by Nomura Securities is based on the information available to Nomura Securities as of the Calculation Base Date on the assumption of the financial, economic, market and business environment and other conditions as of the same date. With respect to the public information Nomura Securities reviewed, and financial, legal, regulatory, tax and accounting and other information Nomura Securities obtained, Nomura Securities did not independently verify that such information was accurate and complete, on the assumption that it was accurate and complete. Nomura Securities did not independently value, appraise or assess each of the assets or liabilities (including financial derivatives, off-balance-sheet assets and liabilities, and other contingent liabilities) of the Companies and their affiliated companies nor did it engage any third party to do so. In addition, Nomura Securities relied on financial forecasts, and other information concerning the future, of the Companies without implementing any independent investigation, on the assumption that such information was reasonably prepared or reviewed by the management of Fukuoka Financial Group based on the best estimates and judgments that could be achieved at the time and that the financial condition of the Companies would develop in accordance with those forecasts. The future profit plans of the Companies which Nomura Securities used as a basis of calculation under the DDM analysis do not anticipate any significant rise or fall in income.

III.

 Measures to Ensure Fairness

The Bank has taken the following measures in order to ensure the fairness of the Business Integration.

(a)

 Procurement by the Bank of a Valuation Report on the Share Exchange Ratio, etc. from an Independent Third-Party Valuation Institution

  As stated in “I. Basis and Reasons for the Allotment Details” above, in order to ensure the fairness of the Business Integration, the Bank selected Mizuho Securities as third-party valuation institution, and obtained from Mizuho Securities a valuation report on the share exchange ratio that will be the basis of an agreement on the share exchange ratio to be used for the Share Exchange. the Bank negotiated and discussed with Fukuoka Financial Group by referring to the analysis and opinion of Mizuho Securities, third-party valuation institution, and resolved at its board of directors meeting held as of October 30, 2018 that the Share Exchange will be implemented using the share exchange ratio stated in “(i) Allotment Details of the Share Exchange (Share Exchange Ratio)” above.

  The Bank has obtained from Mizuho Securities an opinion as of October 29, 2018 that the share exchange ratio to be used for the Share Exchange is appropriate for the shareholders of common stock of the Bank from a financial perspective (a fairness opinion). For material assumptions, etc. regarding the fairness opinion of Mizuho Securities, see Attachment 1.

(b)

 Advice to the Bank from an Independent Law Firm

  In order to ensure the fairness and appropriateness of the decision-making by the board of directors, the Bank has obtained from Mori Hamada & Matsumoto, as its legal advisor independent from the Companies, legal advice in relation to the methods and procedures concerning the decision-making by the Bank and other procedures related to the Business Integration.

On the other hand, Fukuoka Financial Group has taken the following measures in order to ensure the fairness of the Business Integration.

(a)

 Procurement by Fukuoka Financial Group of a Valuation Report on the Share Exchange Ratio, etc. from an Independent Third-Party Valuation Institution

  As stated in “I. Basis and Reasons for the Allotment Details” above, in order to ensure the fairness of the Business Integration, Fukuoka Financial Group selected Nomura Securities as third-party valuation institution, and obtained from Nomura Securities a valuation report on the share exchange ratio that will be the basis of an agreement on the share exchange ratio to be used for the Share Exchange. Fukuoka Financial Group negotiated and discussed with the Bank by referring to the analysis and opinion of Nomura Securities, third-party valuation institution, and resolved at its board of directors meeting held as of October 30, 2018 that the Share Exchange will be implemented using the share exchange ratio stated in “(i) Allotment Details of the Share Exchange (Share Exchange Ratio)” above.

  Fukuoka Financial Group has obtained from Nomura Securities an opinion as of October 29, 2018 that the share exchange ratio to be used for the Share Exchange is appropriate for Fukuoka Financial Group from a financial perspective (a fairness opinion). For material assumptions, etc. regarding the fairness opinion of Nomura Securities, see Attachment 2.

(b)

 Advice to Fukuoka Financial Group from an Independent Law Firm

  In order to ensure the fairness and appropriateness of the decision-making by the board of directors, Fukuoka Financial Group has obtained from Nagashima Ohno & Tsunematsu, as its legal advisor independent from the Companies, legal advice in relation to the methods and procedures concerning the decision-making by Fukuoka Financial Group and other procedures related to the Business Integration.

IV. Measures to Avoid Conflicts of Interest

The Business Integration does not give rise to any conflict of interest between the Bank and Fukuoka Financial Group. Accordingly, no special measures are in place.

Attachment I: Assumptions, etc. of Mizuho Securities’ Fairness Opinion

Mizuho Securities issued a written opinion (the “Opinion”) on October 29, 2018 to the effect that the Share Exchange Ratio is appropriate for Eighteenth Bank’s shareholders from a financial point of view, and it assumed the following points upon that issuance.

  In rendering its opinion in the Opinion, Mizuho Securities has relied on and assumed the accuracy and completeness of all public information reviewed by Mizuho Securities and all financial information and other information that the companies provided to Mizuho Securities or that Mizuho Securities discussed with the companies (the “Basic Information”), and that formed the substantial basis of the analysis in this Opinion. Furthermore, Mizuho Securities has not independently verified the accuracy or completeness of such information and does not bear a responsibility or duty to make such an independent verification. If there was a matter that would render materially inaccurate the Basic Information, or there was a fact or situation that was not disclosed at the time of the delivery of the Opinion or that occurred after the delivery of the Opinion (including facts that potentially existed at the time of the delivery of the Opinion and later became clear), it is possible that the conclusion expressed in the Opinion would be different. Mizuho Securities has assumed that the management of the companies is not aware of any facts that would render incomplete or invite misunderstanding of the information that was provided to Mizuho Securities or that Mizuho Securities discussed with Eighteenth Bank. Furthermore, Mizuho Securities has not undertaken an independent evaluation or assessment of the assets or liabilities (including derivatives transactions, off-balance-sheet assets and liabilities or other contingent liabilities) or the reserves of the companies or their respective affiliates (including their appropriateness or sufficiency), it has not analyzed the appropriateness of valuations for accounting or taxation purposes or the suitability of accounting treatments or taxation treatments, and it has not been provided with any such evaluations, assessments, or analyses by a third party or requested them from a third party. Mizuho Securities does not bear a duty to assess the assets or facilities of the companies or their respective affiliates, and it has not evaluated the shareholders’ equity or solvency of the companies or their respective affiliates based on laws regarding insolvency or bankruptcy, etc.

  With the consent of Eighteenth Bank, Mizuho Securities has used assumptions that it considers reasonable and appropriate regarding information that was requested by Mizuho Securities during the preparation of the Opinion (i) that was not provided or disclosed by the companies, (ii) that although provided or disclosed has an uncertain effect on the equity value of the companies at the present time, or (iii) that Mizuho Securities was unable to use as the basis of its evaluation even by other methods. The conclusion in the Opinion could differ in the event it becomes clear that such assumptions by Mizuho Securities differ from the facts in material respects.

  Furthermore, Mizuho Securities has assumed that financial forecasts and other information regarding the future provided to Mizuho Securities (including forecasts regarding future profits and expenses, -expectations of expenses reductions, and the companies’ business plans) have been reasonably prepared by the companies’ management based on the best currently available forecasts and judgments of the future business results and financial status of the companies and their respective affiliates. Mizuho Securities has relied on those financial forecasts and business plans without conducting any independent verifications of the feasibility of those financial forecasts and business plans, and Mizuho Securities is not expressing any judgment on the analyses or forecasts that are referenced in the Opinion, or on the assumptions that are the basis for those analyses or forecasts. Therefore, Mizuho Securities has not studied any effect on future equity-values of the companies that would be deprived by matters or facts not included in the financial forecasts or business plans. In regard to synergy effects from this transaction, at the time of the delivery of the Opinion, Mizuho Securities is not aware of any matters that allow the qualitative evaluation of the possibility of a material effect on the expression of its opinion, and they have not been incorporated into the review under the Opinion. In addition, Mizuho Securities has not expressed any opinion on the future outlook, plans, or survivability of the companies, whether as independent companies or after their integration. Mizuho Securities is not an expert in relation to law, regulation, or taxation, and it has relied on the evaluations carried out by the companies’ outside experts regarding such matters. Since Mizuho Securities is not a licensed expertise in the field of laws, regulations or tax matters, it has relied on the evaluation by independent professionals retained by the companies. Furthermore, Mizuho Securities has assumed that this transaction is not taxable with respect to the companies under the Corporation Tax Act of Japan, and that other tax relationships regarding this transaction will not affect the Share Exchange Ratio.

  Mizuho Securities has assumed, without conducting an independent verification, that this transaction will be completed in a timely fashion and that all consents and approvals of governmental and regulatory authorities or otherwise (regardless of whether legal or contractual) that are required to complete this transaction can be obtained without having any adverse effect on the companies or the benefit that is expected from this transaction, that the content of such consents and approvals will not affect the Share Exchange Ratio, and furthermore that any orders, measures, or dispositions that are issued or imposed on the companies by a regulatory authority, etc. will, except for those disclosed by the companies, either not have an effect on the companies’ future results or will not occur in the future. It has also assumed that the companies and their respective affiliates have not in the past executed contracts, agreements, or any other documents that will have a material effect on the Share Exchange Ratio and have not made such decisions, and will not execute such documents or make such decisions in the future, and that in the future the execution of this transaction will not breach a material agreement that is binding on the companies or their respective affiliates, and will not give rise to a right to cancel such a material agreement or a right to declare non-performance or exercise a remedy pursuant to such an agreement. Mizuho Securities has assumed that there are no contingent liabilities regarding lawsuits or disputes, etc., or off-balance-sheet liabilities regarding the environment, taxation, or intellectual property rights, etc. on the part of the companies and their respective affiliates, except for those stated in the Basic Information, and the coverage of insurance policy contracted in connection with business of each company is sufficient in light with the operation of their business.

  The Opinion is premised on the financial conditions, economic conditions, market conditions, and other conditions that existed and could be evaluated as of the date of the Opinion, and it relies on the information that Mizuho Securities had obtained as of the date of the Opinion. In addition, information that Mizuho Securities had obtained as of the date of the Opinion, and facts that are potentially included in such information, whose effect on the equity value of the companies were not necessarily clear as of the date of the Opinion were not subject to the review by Mizuho Securities. Mizuho Securities has also assumed that, now and in the future, there would be no technological innovation or other major technical changes that would materially affect the financial and business projections currently assumed by each company. Consequently, it is possible that the opinion of Mizuho Securities will be affected if the facts that were assumed in the review under the Opinion have changed or had an effect on or after the date of the Opinion, or an effect on equity value due to the discovery of potential facts such as those described above has become clear, but Mizuho Securities will not be responsible for amending, updating, supplementing, or reconfirming the Opinion.

  Mizuho Securities plans to receive a fee (including incentive remuneration on the condition that this transaction is completed) from Eighteenth Bank as consideration for its services as a financial advisor of Eighteenth Bank in relation to this transaction. In the past, Mizuho Securities and its group companies provided financial advisory services, fundraising support services and other services to companies and their affiliates, for which Mizuho Securities and its group companies have received compensation. Eighteenth Bank has agreed to compensate Mizuho Securities for certain obligations that arise on the part of Mizuho Securities due to its participation, including in relation to the submission of the Opinion. Furthermore, in the ordinary course of business or in relation to this transaction, Mizuho Securities or companies in the Mizuho Financial Group of which Mizuho Securities is a member may, on their own accounts or on customers’ accounts, underwrite, hold, or sell various financial instruments including certain shares, bonds or other securities issued by either of the companies or their respective affiliates, and they may possibly hold positions in such financial instruments at any time, and may possibly carry out derivatives transactions pertaining to either of the companies or their respective affiliates, or to various financial instruments issued by those companies. In addition, it is possible that Mizuho Securities or companies in the Mizuho Financial Group of which Mizuho Securities is a member may, in the course of ordinary business or in relation to this transaction, have financing or other transactional relationships with either of the companies or their respective affiliates and receive consideration regarding such acts.

  Mizuho Securities was not required to submit an opinion on proceeding with this transaction or on the business decision-making at Eighteenth Bank that is the premise for executing this transaction, and Mizuho Securities’ opinion does not cover such matters in any respect. In addition, Mizuho Securities was not requested to submit an opinion on transactions other than this transaction or on the comparative merits and demerits of this transaction and other transactions, and such opinions are not represented in the Opinion. Mizuho Securities does not bear a duty to encourage Eighteenth Bank or the board of directors of Eighteenth Bank to gather the concerns of third parties related to this transaction, and it has not carried out such encouragement.

Mizuho Securities’ opinion is limited to whether the Share Exchange Ratio is appropriate for the common shareholders of Eighteenth Bank from a financial point of view as of the date of the Opinion, and Mizuho Securities has not represented an opinion regarding the appropriateness of the Share Exchange Ratio for holders of other types of securities, creditors, or other related parties of Eighteenth Bank. Furthermore, Mizuho Securities has not represented an opinion regarding the amount or quality of remuneration related to this transaction, or the appropriateness of such remuneration, for any directors, executive officers, employees, or equivalent persons of the companies.

Attachment 2: Assumption and Disclaimer of Fairness Opinion provided by Nomura Securities Co., Ltd.

Nomura Securities Co., Ltd. (“Nomura”) has assumed and relied upon the accuracy and completeness of all public information reviewed by Nomura and all financial, legal, regulatory, tax, accounting and other information provided to Nomura for the purpose of rendering the fairness opinion (“Fairness Opinion”). Nomura did not independently verify the accuracy and completeness of such information, nor does Nomura assume any responsibility for doing so. Nomura has not made any independent valuation, appraisal or assessment of any of the assets or liabilities (including derivatives, off-balance sheet assets and liabilities, and other contingent liabilities) of Fukuoka Financial Group, Inc. (“Fukuoka Financial Group”), The Eighteenth Bank, Limited (“Eighteenth Bank”) and their affiliates, including analyses or valuations of individual assets or liabilities, nor has Nomura made any request to a third party for such valuation, appraisal or assessment. With respect to the financial projections and other forward-looking information concerning both companies provided to Nomura, Nomura has assumed that such information was reasonably prepared or reviewed by the management of Fukuoka Financial Group based on the best and bona fide estimates and judgments currently available, and that the future financial condition of both companies will be consistent with such projections. In preparing Fairness Opinion, Nomura has relied upon such projections and other forward-looking information without independent verification. Nomura provides no assurance whatsoever concerning the achievability of such financial projections. Nomura has assumed, without independent verification and assumption of any responsibility thereof, that the share exchange between Fukuoka Financial Group and Eighteenth Bank (the “Share Exchange”) will be carried out lawfully and validly in accordance with the terms set forth in the stock exchange agreement signed on 30th October, 2018 between both companies (the “Agreement”) and that the Share Exchange will not have any tax consequences different from the assumed consequences provided to Nomura. In addition, Nomura has assumed, without independent verification and assumption of any responsibility thereof, that all governmental, regulatory or other consents and approvals necessary for the consummation of the Share Exchange will be obtained without any adverse effect on the contemplated benefits of the Share Exchange and that the Share Exchange will be consummated in accordance with the terms of the Agreement, without waiver, modification or amendment of any material term or agreement therein. Nomura was not asked to provide, and has not provided, any opinion on any transaction other than the Share Exchange or on the relative merits of the Share Exchange as compared to any other transaction. Nomura is under no obligation to Fukuoka Financial Group or its Board of Directors to solicit indications of interest from any third party in connection with the Share Exchange, nor did Nomura make any such solicitations.

Nomura has acted as the financial advisor to Fukuoka Financial Group in connection with the Share Exchange and has been involved in a part of the negotiation thereto. Nomura expects to receive from Fukuoka Financial Group fees for such services, including a fee contingent on the consummation of the Share Exchange. In addition, Nomura expects to receive from Fukuoka Financial Group reimbursement of certain expenses incurred by Nomura and its affiliates. The waiver and indemnity clauses specified in the agreement between Nomura and Fukuoka Financial Group are applicable in connection with the rendering of Fairness Opinion. Nomura and its affiliates may have provided in the past and may in the future provide investment banking, other financial instruments and financing services or other similar services to Fukuoka Financial Group, Eighteenth Bank, or their affiliates, for which Nomura and its affiliates would expect to receive compensation. In the ordinary course of business, Nomura and its affiliates may from time to time acquire, hold or sell certain equity, debt and other securities and various types of financial instruments, including derivatives, of Fukuoka Financial Group, Eighteenth Bank, or their affiliates for Nomura’s own account or Nomura’s clients’ accounts.

Nomura’s opinion expressed in Fairness Opinion (“Nomura’s Opinion”) is provided for the information and assistance of the Board of Directors of Fukuoka Financial Group in connection with the share exchange ratio between Fukuoka Financial Group and Eighteenth Bank (the “Share Exchange Ratio”). Nomura’s Opinion addresses only the fairness of the Share Exchange Ratio, from a financial point of view, under the conditions and assumptions set out in Fairness Opinion; Nomura was not asked to provide, and does not provide herein, any opinion on any of the premises or assumptions upon which the determination of the Share Exchange Ratio was based or the underlying business decision of Fukuoka Financial Group to proceed with the Share Exchange. Nomura’s Opinion does not constitute a recommendation as to how any holder of the shares of Fukuoka Financial Group’s common stock should vote or act on any matter relating to the Share Exchange. Furthermore, Fairness Opinion does not purport to provide any opinion on the past, current and future market prices of the common stock of Fukuoka Financial Group and Eighteenth Bank, or the post share exchange company. Nomura does not provide independent advice related to legal, regulatory, tax, accounting matters in connection with the Share Exchange, and has relied upon the judgment of Fukuoka Financial Group or its third-party advisors concerning such matters.

Except as otherwise specially permitted under the agreement between Fukuoka Financial Group and Nomura, Fairness Opinion may not be disclosed to any other person or used for any purpose other than as originally intended. Fukuoka Financial Group may not disclose, refer to, transmit or use Fairness Opinion, in whole or in part, without Nomura’s prior consent in writing.

Nomura’s Opinion is based on financial, economic, market, business and other conditions as they exist on the date of Fairness Opinion, and relies upon information that Nomura has as of the date of Fairness Opinion. Although Nomura’s Opinion may be affected by future changes in conditions, Nomura does not assume any responsibility to modify, change or supplement this opinion in the future.

(2)

 Reasons for Selecting Common Stock of Fukuoka Financial Group as the Consideration for the Exchange

  The Bank has determined that using the common stock of Fukuoka Financial Group as consideration for the Share Exchange is appropriate after considering factors such as the fact that even after the common stock of the Bank is delisted, the common stock of the Fukuoka Financial Group, which is to be allotted to the shareholders of the Bank through the Share Exchange, is listed on the First Section of TSE and the Fukuoka Stock Exchange, and it is therefore believed the common stock of Fukuoka Financial Group will maintain liquidity and convertibility and that its trading opportunities will be secured, and the fact that it is possible the shareholders of the Bank that will come to hold the common stock of Fukuoka Financial Group in the future will be benefited by the effects of the business integration in connection with the Bank becoming a wholly-owned subsidiary through the Share Exchange.

(3)

 Matters concerning Reasonableness of the Amounts of Fukuoka Financial Group’s Stated Capital and Reserves

  The amounts by which Fukuoka Financial Group’s stated capital and reserves are to be increased upon the Share Exchange are as described below.

 (i)

 Amount by which stated capital is to be increased

 0 yen

 (ii)

 Amount by which capital reserve is to be increased

 Minimum amount that is required to be increased in accordance with the provisions of laws and regulations

 (iii)

 Amount by which retained earnings reserve is to be increased

 0 yen

  These amounts of stated capital and reserves were decided within the scope of the provisions of Article 39 of the Rules of Corporate Accounting, after comprehensively examining and taking into consideration the scale of Fukuoka Financial Group and other various circumstances.

4.

 Matters That Would Serve As a Reference for the Consideration for the Exchange

(1)

 Provisions of the Articles of Incorporation of Fukuoka Financial Group

ARTICLES OF INCORPORATION

OF

FUKUOKA FINANCIAL GROUP, INC.

CHAPTER I.

GENERAL PROVISIONS

(Trade Name)

Article 1.

The Company shall be called Kabushiki Kaisha Fukuoka Financial Group and shall be indicated in English as Fukuoka Financial Group, Inc.

(Purpose)

Article 2.

The purpose of the Company is to conduct the following business as a bank holding company:

(1)

 Management of banks and other companies that the Company may hold as its subsidiaries under the Banking Act and any other business incidental or related to such management; and

(2)

 Any other business that a bank holding company may conduct under the Banking Act in addition to the business described in the preceding item.

(Location of Head Office)

Article 3.

The Company shall have its head office in Fukuoka-shi.

(Organizations)

Article 4.

The Company shall establish the following organizations, in addition to the general meeting of shareholders and Directors:

(1)

 Board of Directors;

(2)

 Audit & Supervisory Board Members;

(3)

 Audit & Supervisory Board; and

(4)

 Accounting Auditor.

(Method of Public Notice)

Article 5.

Public notices of the Company shall be given by electronic public notices; provided, however, that in the case where an electronic public notice is impracticable due to an accident or any other unavoidable reason, the public notice of the Company shall be placed in the Nihon Keizai Shimbun, the Nishinippon Shimbun published in Fukuoka-shi and the Kumamoto Nichinichi Shimbun published in Kumamoto-shi.

CHAPTER II.

SHARES

(Total Number of Shares Authorized to be Issued)

Article 6.

The total number of shares authorized to be issued by the Company shall be three hundred and sixty million (360,000,000) shares.

(Number of Shares Constituting One (1) Unit of Stock)

Article 7.

The number of shares constituting one (1) unit of stock of the Company shall be one hundred (100) shares.

(Rights Pertaining to Shares Constituting Less Than One (1) Unit of Stock)

Article 8.

A shareholder of the Company may not exercise any rights, except for the rights set forth below, with respect to shares constituting less than one (1) unit of stock held by such shareholder:

(1)

 The rights provided for in each item of Article 189, Paragraph 2 of the Companies Act;

(2)

 The right to make a request pursuant to Article 166, Paragraph 1 of the Companies Act;

(3)

 The right to receive an allotment of offered shares and offered stock acquisition rights in proportion to the number of shares held by such shareholder; and

(4)

 The right to make a request provided for in the following Article.

(Additional Purchase of Shares Constituting Less Than One (1) Unit of Stock)

Article 9.

A shareholder of shares constituting less than one (1) unit of stock may request the Company to sell to the shareholder such number of shares which will, when combined with the shares constituting less than one (1) unit of stock already held by such shareholder, constitute one (1) unit of stock pursuant to the Share Handling Regulations.

(Share Handling Regulations)

Article 10.

Handling with respect to shares and stock acquisition rights of the Company as well as the fees therefor shall be governed by the Share Handling Regulations prescribed by the Board of Directors, in addition to laws and regulations and these Articles of Incorporation.

(Share Transfer Agent)

Article 11.

1.

 The Company shall have a share transfer agent.

2.

 The share transfer agent and the handling office thereof shall be designated by resolution of the Board of Directors, and a public notice shall be given with respect thereto.

3.

The preparation and keeping of, and other business relating to the register of shareholders and the register of stock acquisition rights of the Company as well as any other business provided for in the Share Handling Regulations shall be entrusted to the share transfer agent and shall not be handled by the Company.

CHAPTER III.

GENERAL MEETINGS OF SHAREHOLDERS

(Date of Meetings)

Article 12.

An ordinary general meeting of shareholders shall be held within three (3) months from the day succeeding the end of each business year and an extraordinary general meeting of shareholders shall be held whenever necessary.

(Record Date for Ordinary General Meetings of Shareholders)

Article 13.

The record date for voting rights at the ordinary general meetings of shareholders of the Company shall be March 31 of each year.

(Convocation)

Article 14.

1.

 General meetings of shareholders shall be convened by the President of the Company in accordance with resolution of the Board of Directors, unless otherwise provided for by laws or regulations.

2.

 The date, time and place on which general meetings of shareholders shall be held and the agenda for the meetings shall be decided in accordance with resolution of the Board of Directors.

(Chairman)

Article 15.

1.

 The President of the Company shall act as chairman at the general meetings of shareholders.

2.

 In the case where the President is unable to act, one of the other Directors shall act as chairman in accordance with the order predetermined by the Board of Directors.

(Disclosure via Internet and Deemed Delivery of Reference Documents, etc. for General Meetings of Shareholders)

Article 16.

Upon convening a general meeting of shareholders, the Company may deem that the information required to be described or indicated in the reference documents for the general meeting of shareholders, business reports, financial statements and consolidated financial statements have been provided to the shareholders when such information is disclosed, pursuant to the Ordinances of the Ministry of Justice, through a method that uses the Internet.

(Method of Resolution)

Article 17.

1

Unless otherwise provided for by laws or regulations, resolutions of the general meetings of shareholders shall be adopted by an affirmative vote of a majority of the voting rights held by the shareholders who are present at the meeting and entitled to exercise their voting rights.

2.

Resolutions of a general meetings of shareholders provided for in Article 309, Paragraph 2 of the Companies Act shall be adopted by an affirmative vote of not less than two-thirds (2/3) of the voting rights held by the shareholders present at the meeting who hold not less than one-third (1/3) of the total number of voting rights of all the shareholders entitled to exercise their voting rights.

(Exercise of Voting Rights by Proxy)

Article 18.

Shareholders may exercise their voting rights by a proxy that shall also be a shareholder of the Company holding voting rights.

CHAPTER IV.

DIRECTORS AND THE BOARD OF DIRECTORS

(Number of Directors)

Article 19.

The Company shall have fourteen (14) Directors or less.

(Election)

Article 20.

1.

Directors shall be elected at the general meeting of shareholders. The resolution for such election shall be adopted by an affirmative vote of a majority of the voting rights held by the shareholders present at the meeting who hold not less than one-third (1/3) of the total number of voting rights of all the shareholders entitled to exercise their voting rights.

2.

 Resolutions for the election of Directors shall not be made by the method of cumulative voting.

(Term of Office)

Article 21.

The term of office of Directors shall expire at the close of the ordinary general meeting of shareholders held in respect of the business year ending within one (1) year after their election.

(Directors with Titles and Representative Directors)

Article 22.

1.

 The Directors shall, by resolution of the Board of Directors, appoint one (1) President. The Directors may appoint one (1) Chairman, several Deputy Chairmen and Deputy Presidents.

2.

 The Company shall have three (3) Representative Directors or less, including the President.

(Executive Officers)

Article 23.

1.

 The Company may, by resolution of the Board of Directors, appoint Executive Officers and delegate the business execution to such Executive Officers.

2.

 Directors of the Company may concurrently serve as an Executive Officer.

3.

 The Company may appoint several Senior Managing Executive Officers and Managing Executive Officers.

(Alternate Person to Perform Duty)

Article 24.

In the case where the President is unable to perform his or her duty, the Deputy President shall, and in the case where no Deputy President has been appointed or the Deputy President is unable to act, a person who is appointed by the Board of Directors shall act in his or her place.

(Remuneration, etc.)

Article 25.

Remuneration, bonuses and other financial benefits given by the Company in consideration of the performance of duties (hereinafter referred to as the “Remuneration, etc.”) of Directors shall be determined by resolution of the general meeting of shareholders.

(Limited Liability Agreement with External Director)

Article 26.

Pursuant to the provisions of Article 427, Paragraph 1 of the Companies Act, the Company may execute an agreement with External Director, which limits the liability of such External Director arising from any act provided for in Article 423, Paragraph 1 of the Companies Act; provided, however, that the limit of the liability under such agreement shall be the amount prescribed by Article 425, Paragraph 1 of the Companies Act.

(Organization and Administration)

Article 27.

1.

 The Board of Directors shall be organized by the Directors and shall decide the intention of the Company concerning the performance of business of the Company.

2.

In addition to the provisions of these Articles of Incorporation, the administration of the Board of Directors shall be decided in accordance with the Rules of the Board of Directors which shall be prescribed by the Board of Directors.

(Notice of Convocation)

Article 28.

To convene a meeting of the Board of Directors, a notice to that effect shall be dispatched to each Director and Audit & Supervisory Board Member five (5) days prior to the date set for such meeting; provided, however, that such period may be further shortened in case of urgency.

(Person Authorized to Convene Meetings)

Article 29.

A meeting of the Board of Directors shall be convened and presided over by the Chairman, or by the President in the case where no Chairman has been appointed or in the case where the Chairman is unable to act.

(Method of Resolution)

Article 30.

I.

Unless otherwise provided for by laws or regulations, resolutions of the meetings of the Board of Directors shall be adopted by an affirmative vote of a majority of the Directors present at the meeting who constitute a majority of all Directors entitled to vote.

2.

 When the requirements of Article 370 of the Companies Act have been met, the Company shall deem that a resolution by the Board of the Directors has been adopted.

CHAPTER V.

AUDIT & SUPERVISORY BOARD MEMBERS

AND AUDIT & SUPERVISORY BOARD

(Number of Audit & Supervisory Board Members)

Article 31.

The Company shall have five (5) Audit & Supervisory Board Members or less.

(Election)

Article 32.

Audit & Supervisory Board Members shall be elected at the general meeting of shareholders. The resolution for such election shall be adopted by an affirmative vote of a majority of the voting rights held by the shareholders present at the meeting who hold not less than one-third (1/3) of the total number of voting rights of all the shareholders entitled to exercise their voting rights.

(Term of Office)

Article 33.

1.

The term of office of Audit & Supervisory Board Members shall expire at the close of the ordinary general meeting of shareholders held in respect of the last business year ending four (4) years after their election.

2.

The term of office of an Audit & Supervisory Board Member who has been elected to fill a vacancy of an Audit & Supervisory Board Member who has retired before the expiration of the term of such Audit & Supervisory Board Member’s office shall expire when the remaining term of the predecessor would have expired.

3.

The term of office of a Substitute Audit & Supervisory Board Member, having been elected as per. Article 329, Paragraph 3 of the Companies Act, in the event of assuming the post of Audit & Supervisory Board Member, shall expire when the remaining term of the predecessor would have expired.

(Full-time Audit & Supervisory Board Members and Standing Audit & Supervisory Board Members)

Article 34.

The Audit & Supervisory Board shall appoint the full-time Audit & Supervisory Board Member(s) by election from among themselves. The Audit & Supervisory Board may appoint several standing Audit & Supervisory Board Members as necessary.

(Remuneration, etc.)

Article 35.

Remuneration, etc. of Audit & Supervisory Board Members shall be determined by resolution of the general meeting of shareholders.

(Limited Liability Agreement with External Audit & Supervisory Board Member)

Article 36.

Pursuant to the provisions of Article 427, Paragraph 1 of the Companies Act, the Company may execute an agreement with External Audit & Supervisory Board Member, which limits the liability of such External Audit & Supervisory Board Member arising from any act provided for in Article 423, Paragraph 1 of the Companies Act; provided, however, that the limit of the liability under such agreement shall be the amount prescribed by Article 425, Paragraph 1 of the Companies Act.

(Organization and Administration)

Article 37.

1.

The Audit & Supervisory Board shall be organized by the Audit & Supervisory Board Members and shall decide the matters concerning the performance of the duties of Audit & Supervisory Board Members unless otherwise provided for by laws or regulations and to such extent as will not restrain the power of the Audit & Supervisory Board Members.

2.

In addition to the provisions of these Articles of Incorporation, the administration of the Audit & Supervisory Board shall be decided in accordance with the Rules of the Audit & Supervisory Board which shall be prescribed by the Audit & Supervisory Board.

(Notice of Convocation)

Article 38.

To convene a meeting of the Audit & Supervisory Board, a notice to that effect shall be dispatched to each Audit & Supervisory Board Member five (5) days prior to the date set for such meeting; provided, however, that such period may be further shortened in case of urgency.

(Method of Resolution)

Article 39.

Unless otherwise provided for by laws or regulations, resolutions of the meetings of the Audit & Supervisory Board shall be adopted by a majority of votes of the Audit & Supervisory Board Members.

CHAPTER VI.

ACCOUNTING AUDITOR

(Election of Accounting Auditor)

Article 40.

The Accounting Auditor shall be elected by resolution of the general meeting of shareholders.

(Term of Office of Accounting Auditor)

Article 41.

1.

The term of office of an Accounting Auditor shall expire at the close of the ordinary general meeting of shareholders held in respect of the business year ending within one (1) year after its election.

2.

Unless otherwise resolved at the ordinary general meeting of shareholders provided in the immediately preceding paragraph, Accounting Auditor shall be deemed to be reelected at such ordinary general meeting of shareholders.

(Remuneration, etc.)

Article 42.

Remuneration, etc. of Accounting Auditor shall be determined by the Representative Director with the consent of the Audit & Supervisory Board.

CHAPTER VII.

ACCOUNTS

(Business Year)

Article 43.

The business year of the Company shall be the one-year period commencing on April 1 of each year and ending on March 31 of the following year.

(Organizations that Decide Distribution of Dividends from Surplus, etc.)

Article 44.

The Company shall decide the matter concerning the year-end dividend provided for in the following Article by resolution of the general meeting of shareholders. Excluding the year-end dividend, the Company may decide distribution of dividends from surplus and other matters provided for in each item of Article 459, Paragraph 1 of the Companies Act by resolution of the Board of Directors, unless otherwise provided for by laws or regulations.

(Record Date for Distribution of Dividends from Surplus)

Article 45.

1.

 The Company shall, by resolution of the general meeting of shareholders, distribute the year-end dividends with the record date of March 31 of each year.

2.

 The Company may, by resolution of the Board of Directors, distribute the interim dividends with the record date of September 30 of each year.

3.

 In addition to the immediately preceding two paragraphs, the Company may, by resolution of the Board of Directors, distribute the dividends from the surplus by designating the record date.

(Prescription Period)

Article 46.

In the case where the dividend property is cash, the Company shall be released from the obligation to distribute such dividends if such dividends have not been received after the lapse of three (3) full years from the date of commencement of payment thereof.

(2)

 Matters concerning the Method of Conversion of the Consideration for the Exchange

(i)

 Markets Where the Consideration for the Exchange is Traded

The common stock of Fukuoka Financial Group is traded on the First Section of TSE and the Fukuoka Stock Exchange.

(ii)

 Person Acting as an Intermediary, Broker, or Agent for Transactions Involving the Consideration for the Exchange

Various securities companies and other companies throughout Japan act as intermediaries, brokers, etc. for transactions involving the common stock of Fukuoka Financial Group.

(iii)

 Details of Restriction on the Transfer or Other Disposition of the Consideration for the Exchange

Not applicable

(3)

 Matters concerning the Market Price of the Consideration for the Exchange

  Trends in share prices of the common stock of Fukuoka Financial Group on the First Section of TSE and the Fukuoka Stock Exchange for the past six months are as described below.

(Unit: JPY)

 Monthly

 2018
May

 June

 July

 August

 September

 October

 Highest share price

 3,085

 3,080

 3,220

 3,370

 3,275

 3,260

 Lowest share price

 2,810

 2,695

 2,660

 2,765

 2,925

 2,676

*

Fukuoka Financial Group implemented a reverse stock split as of October 1, 2018 at the ratio of five shares of common stock per share. In the table above, share prices are described assuming that the reverse stock split was implemented on or before May 1, 2018.

  The market price, trends and other details of the common stock of Fukuoka Financial Group are available at the website below in forms such as share price information and charts which are disclosed by Japan Exchange Group, Inc.

  https://www.jpx.co.jp/english/

(4)

 Balance Sheets of Fukuoka Financial Group

Fukuoka Financial Group has submitted public notices and securities reports in accordance with laws and regulations regarding contents of the balance sheets, so this statement is omitted.

5.

 Matters concerning Financial Statements

(1)

 Contents of the Financial Statements for the Most Recent Fiscal Year (Business Year Ended March 2018) of Fukuoka Financial Group

  The contents of the financial statements for the most recent fiscal year (business year ended March 2018) of Fukuoka Financial Group are as described in the enclosed “Separate Attachments of Reference Documents for the Extraordinary General Meeting of Shareholders (p. 1 to p. 26).”

  Information concerning the following matters of Fukuoka Financial Group is omitted from the attached documents of this Notice of Convocation as it is posted on the Bank website on the Internet (https://www.18bank.co.jp) in accordance with laws and regulations and the provisions of Article 17 of the Bank’s Articles of incorporation

(i)

“Matters concerning Stock Acquisition Rights of the Company,” “Basic Policies concerning the Way a Person is to Control Decisions on Financial and Business Policies,” “Matters concerning Specified Wholly Owned Subsidiaries,” “Matters concerning Transactions with the Parent Company, etc.,” “Matters concerning Accounting Advisors” and “Systems for Ensuring the Appropriateness of Business Operations,” included in the Business Report

(ii)

 “Consolidated Statements of Changes in Net Assets” and “Notes to Consolidated Financial Statements” included in the Consolidated Financial Statements

(iii)

 “Non-Consolidated Statements of Changes in Net Assets” and “Notes to Non-Consolidated Financial Statements” included in the Non-Consolidated Financial Statements

(2)

 Details of Any Event That Has a Material Impact on the Condition of Fukuoka Financial Group and the Bank’s Assets That Occurs on or after the Last Day of the Most Recent Fiscal Year

(i)

 The Bank

  The Bank resolved, at the board of directors meeting held on November 7, 2018, to additionally acquire shares of five consolidated subsidiaries of the Bank.

  Accordingly, it is planned that the Bank executed a Share Purchase Agreement as of November 30, 2018 and will acquire each company’s shares by the end of January 2019.

I.

 Reason for Share Acquisition

  While circumstances surrounding the financial industry have been significantly changing, it is necessary to engage in the improvement of profitability of the group as a whole in order to further upgrade and improve financial services that the Bank group offers.

  Therefore, the Bank decided to additionally acquire shares of each consolidated subsidiary for the purpose of building a system for promptly and effectively practicing integrated management of the group by strengthening the governance of the Bank group as a whole.

  It is planned that the Bank will purchase the shares by the end of January 2019 upon agreement with the shareholders of each consolidated subsidiary.

  As a result of this, of the six consolidated subsidiaries, four will newly become wholly-owned subsidiaries (which excludes one company that is already a wholly-owned subsidiary), and the equity ratio in the remaining one company will also be increased.

II.

 Additional Acquisition of Shares of Subsidiaries

(a)

 Overview of Transactions

a.

 Names and Business Content of Combined Companies

 Name of Combined Company

 Business Content

 Juhachi Sogo Lease Co., Ltd.

 Lease business

 Nagasaki Hosho Service Co., Ltd.

 Credit guarantee services

 Juhachi Card Co., Ltd.

 Credit card business

 Juhachi Software Co., Ltd.

 Computer services business

 Nagasaki Research Institute Limited

 Investigation and research business

b.

 Timing for Completion of Business Combination (Scheduled)

 Name of Combined Company

 Timing for Completion of Business Combination (scheduled)

 Juhachi Sogo Lease Co., Ltd.

 January, 2019

 Nagasaki Hosho Service Co., Ltd.

 January, 2019

 Juhachi Card Co., Ltd.

 January, 2019

 Juhachi Software Co., Ltd.

 January, 2019

 Nagasaki Research Institute Limited

 January, 2019

c.

 Legal Form of Business Combination

Acquisition of shares from non-controlling shareholders in exchange for cash

d.

 Name of Companies after Combination

No change in name of companies after combination

c.

 Percentage of Voting Rights to be Acquired

 Percentage of Voting Rights held before the Business Consolidation

 Percentage of Voting Rights acquired by the Business Consolidation

 Percentage of Voting Rights after the Business Consolidation

 Juhachi Sogo Lease Co., Ltd.

 5.00%

 77.67%

 82.67%

 Nagasaki Hosho

 Service Co., Ltd.

 5.00%

 95.00%

 100.00%

 Juhachi Card Co., Ltd.

 5.00%

 95.00%

 100.00%

 Juhachi Software Co., Ltd.

 5.00%

 95.00%

 100.00%

 Nagasaki Research Institute Limited

 5.00%

 95.00%

 100.00%

(b)

 Overview of Implemented Accounting Treatments

  It is planned that the additional acquisition will be treated as “transactions with non-controlling shareholders” under “transactions, etc. under common control,” in accordance with the “Accounting Standards for Business Combinations” (ASBJ Statement No. 21, September 13, 2013) and “Guidance on the Accounting Standard for Business Combinations and the Accounting Standard for Business Divestitures” (ASBJ Guidance No. 10, September 13, 2013).

(c)

 Matters concerning Additional Acquisition of Shares of Subsidiaries

  Acquisition cost and its breakdown

Undetermined at present

(d)

 Matters concerning Changes in Equity of the Bank for Transactions with Non-controlling Shareholders

a.

 Main Factors of Changes in Capital Surplus

Additional acquisition of shares of subsidiaries

b.

 Amount by which Capital Surplus will Increase through Transactions with Non-controlling Shareholders

Undetermined at present

(ii)

 Fukuoka Financial Group

Not applicable

6.

 Matters Regarding Resolution pertaining to Proposal

If the Share Exchange Agreement is cancelled or ceases to be effective due to any of the matters prescribed in Article 12 (Amendment of this Agreement) or Article 13 (Effectiveness of this Agreement) of the Share Exchange Agreement, the resolution pertaining to this proposal shall become invalid.

2nd Proposal          Partial Amendment to Articles of Incorporation

1.

 Reason for Amendment

  In order to smoothly conduct the administrative procedures regarding the convocation of the annual general meeting of shareholders and the like, the Bank currently prescribes the record date of annual general meetings of shareholders as provided in Article 13 of the current Articles of Incorporation pursuant to the provisions of Article 124, paragraph 3 of the Companies Act. However, since Fukuoka Financial Group will become the sole shareholder of the Bank when the proposal regarding the approval of the Share Exchange is approved at the extraordinary general meeting of shareholders and the Share Exchange comes into effect as of April 1, 2019, the provision regarding the record date of annual general meetings of shareholders will cease to be necessary. Thus, the record date system for annual general meetings of shareholders shall be abolished and, together with the deletion of Article 13 of the current Articles of Incorporation, the Article numbers of Article 14 and the subsequent Articles of the current Articles of Incorporation shall be brought forward upon such amendment (such partial amendment to the Articles of Incorporation shall be referred to as the “Amendment to the Articles of Incorporation”).

  The Amendment to the Articles of Incorporation shall come into effect as of March 31, 2019 on the condition that the 1st Proposal (Approval of Share Exchange Agreement) is approved at the extraordinary general meeting of shareholders as originally proposed, and that the Share Exchange Agreement does not cease to be effective and the Share Exchange is not suspended by the day immediately preceding March 31, 2019.

2.

 Details of Amendments

The details of the amendments are as set forth below.

(Current Articles of Incorporation and Comparison Table of Proposed Amendments)

(1)

 Provisions required to be amended are set forth below.

(2)

 Parts to be amended are underlined

 Current Articles of Incorporation

 Proposed Amendments

   (Record Dale)

   (Deleted)

 Article 13

 (i)

The Bank shall deem shareholders holding voting rights whose names are stated or recorded in the final shareholders’ register as of March 31 of each fiscal year as the shareholders who may exercise their rights at the annual general meeting of shareholders for the relevant fiscal year.

 (ii)

In the ease set forth in the preceding paragraph or if necessary, the Bank may temporarily set a record date by making a prior public announcement or providing a notice through a resolution of the board of directors.

 Article 14 through Article 39 (text omitted)

 Article 13 through Article 38 (text omitted)

18Bank
The Eighteenth Bank

Extraordinary General Meeting of Shareholders

Separate Attachments of Reference Documents for the Extraordinary General Meeting of Shareholders

1st Proposal
Approval of Share Exchange Agreement

Contents of the Financial Statements for the Most Recent Fiscal Year (Business Year Ended March 2018) of Fukuoka Financial Group

The Eighteenth Bank, Limited
Securities Code : 8396

The contents of the financial statements for the most recent fiscal year (business year ended March 2018) of

Fukuoka Financial Group

Business Report for the 11th Business Year

(April 1, 2017 through March 31, 2018)

1.          Matters Regarding the Current Condition of the Company

(1)

 Business Progress, Results, etc. of the Group

a.  Main Group Businesses

The Fukuoka Financial Group (the “Group”) is a business group comprising the financial holding company Fukuoka Financial Group, Inc. (the “Company”), The Bank of Fukuoka, Ltd. (the “Bank of Fukuoka”), The Kumamoto Bank, Ltd. (the “Kumamoto Bank”), and The Shinwa Bank, Ltd. (the “Shinwa Bank”) (the Bank of Fukuoka, Kumamoto Bank, and Shinwa Bank are referred to collectively as the “three Group banks”), as well as 14 consolidated subsidiaries.  Centered on banking business, the Group provides financial services such as guarantee operations, over-the-counter sales of national government and other public bonds and securities investment trusts as well as insurance products, credit card operations, and trust operations, along with related loan management and collection operations.

b.  Financial and Economic Environment

The Japanese economy continued on a moderate expansion track overall in FY2017, driven by a positive cycle from income to spending as personal consumption and capital investment both maintained an upward trend throughout the year against the backdrop of a steady improvement in the employment and income environment and as well as an increase in corporate earnings.

In the Kyushu region, which is the Group’s operating base, the economy continued a moderate expansion overall, against the backdrop of production driven by robust overseas demand and increases in exports focused on automobiles and semiconductors.  The growth was seen despite signs of weakening personal consumption in some areas, mainly tourism, due primarily to the impact of heavy rains in northern Kyushu in the first half of the fiscal year.

On the financial front, the yen continued to move between ¥108 and ¥114 from the start of the fiscal year, but reached the ¥106 level at the end of the fiscal year due to a growing trend toward risk avoidance since the beginning of the year amid the protectionist policies of the U.S. government.  The Nikkei Stock Average rose temporarily to the ¥24,000 range for the first time in 26 years, backed by expectations of higher share prices in the U.S. and favorable corporate performance.  However, it dropped to the ¥21,000 range at the end of the fiscal year due to expectations of U.S. interest rate hikes.  As for interest rates, the yield on the 10-year Japanese government bond, a benchmark of long-term interest rates, dropped into negative territory at one point against the backdrop of the state of affairs in North Korea and a temporary slowdown in the U.S. economy, but remained mostly in the 0% to 0.1% range backed by the yield curve control measures by the Bank of Japan.

c.  Business Progress and Results of the Group

The Group launched its Fifth Mid-Term Management Plan: Aiming to be the Best Regional Bank (April 2016 to March 2019), (the “Plan”) in FY2016, as the first phase of evolution toward the next decade.  The Plan sets out the fundamental principles for achieving a virtuous cycle of “contribution to regional economic development” and “improvement of FFG corporate value.” The aim is to establish a firm management base and business model that will remain steady even under future changes in the business environment.  In FY2017, we have worked on various measures in pursuit of evolution, based on the four basic strategies set out under the Plan, namely “Evolve business model,” “Strengthen human resources,” “Exercise group total power,” and “Build strong brand power.”

(a)

 Evolve Business Model

We have strived to make maximum use of the Group’s financial functions with a view to increasing the quality of consulting, enhancing the function of contact points with customers, and improving service quality for all customers, both corporate and individual.  We are also pursuing initiatives to discover and create new businesses ahead of changes in the business environment.

We have made efforts to provide optimal services for both corporate and individual customers.  For customers who are company managers, we strengthened our initiatives with regard to business feasibility assessments that implement financing and consulting based on an accurate understanding of actual business situations including commercial distribution issues, advantages or weaknesses in the industry, customer’s problems and needs, as well as customer’s financial position.  For individual customers, we offered not only asset-management support, but have developed an portfolio management marketing style to provide a one-stop platform for diverse customer needs, such as asset formation, asset protection, and succession.  We have also expanded our channels to improve customer convenience.  These efforts include increasing our loan-product offerings, for which applications can be completed online, providing interview-free services using direct banking centers, and opening an “Insurance and Housing Consultation Office” in the Nishitetsu Fukuoka (Tenjin) Station.  This is a venue that provides consultations during holidays on insurance and housing loans, which have high levels of customer needs.

We launched the Work Style Reform Project in line with the structural reform that has been a priority theme since FY2016.  We have worked to reduce workload and raise efficiency at branches and headquarters.  As a result, we were able to reinforce personnel in growth fields such as the digital segment and to reduce overtime working hours.

Furthermore, we are working to create new business domains by establishing the Digital Strategy Division to respond to changes in customer behavior resulting from the rapid progress of ICT (information and communications technology).  In a concrete move, we introduced “Fast Pass,” a business loan product that can be applied for online.  The product can notify customers of screening results as early as the same day without requiring an interview, through automatic screening using bank-account and accounting information.  On the payment front, we have introduced “YOKA! Pay,” a smartphone payment service, and have promoted measures to deal with the shift to cashless payment by developing new payment platforms.

In addition, we are actively engaged in promoting open innovation to revitalize local economies.  Our efforts include OPEN AI LAB, which uses AI to support operational efficiency and the creation of new businesses by local companies, and DIAGONAL RUN FUKUOKA, which supports innovative initiatives in local communities.

(b)

 Strengthen Human Resources

We are promoting initiatives to cultivate and secure human resources in order to strengthen the Group’s human resources and further enhance its financial services.  We have addressed to cultivate sales personnel who can accurately grasp customers’ issues and needs and provide optimal solutions through ongoing implementation of our short-term and intensive trainee system at headquarters, and our in-house qualification system that recognizes employees who have outstanding sales capabilities of both knowledge and skills.  We are also making active efforts to invest in specialized human resources in such field as marketing and IT.

In addition, we have strived to prepare a workplace environment where diverse human resources can fully participate, through measures such as opening the “Fukugin Kids’ Land (petit petit)” daycare center inside the company to help employees strike a balance between work and family.

(c)

 Exercise Group Total Power

We have strived to improve productivity and strengthen the Group’s financial functions while exhaustively pursuing our fundamental management style of “Single Platform/Multiple Brands.”

Specifically, we are building a system in which the Group, including The Bank of Fukuoka, Ltd., The Kumamoto Bank, Ltd., and The Shinwa Bank, Ltd., along with Fukuoka Securities Co., Ltd. and FFG Insurance Service Co., Ltd., can work collectively to meet all customer needs.  We have also engaged in efforts to revitalize local economies by investing in university-based startups and in other venture businesses through FFG Venture Business Partners Co., Ltd., a subsidiary specializing in investment.

(d)

 Build Strong Brand Power

With our brand slogan, “To be your Bank of choice” at the core of all our business activities, we have worked to strengthen the brand’s communicative power and to improve our communication with local societies and customers.

In the aftermath of heavy rains in northern Kyushu, we implemented measures to respond to affected customer needs.  The moves include provisional opening on holidays, paying out withdrawals for customers without bankbooks, and providing consultation service on matters such as loan repayments at a consultation counter.  In addition to carrying out group-wide volunteer activities, we have worked on reconstruction efforts such as support for the sale of regional products and fundraising activities at events organized by the Fukuoka Financial Group Arts and Culture Foundation.

We have carried out various campaigns to express our appreciation to our customers as part of a project marking the tenth anniversary of FFG’s founding throughout the year, including regional promotion events and commemorative concerts.

In addition, we have strived to enhance communication with local societies and customers through such measures as a new initiative to broadcast local information via social media.

(e)

 FY2017 Financial Results

The Group’s consolidated financial results are as follows.

(Financial Summary)

Ordinary income increased ¥1.805 billion from a year earlier to ¥237.572 billion, mainly due to increases in interest income and fees and commissions.

Ordinary profit increased ¥106.077 billion from a year earlier to ¥71.636 billion, mainly due to an absence of one-time amortization of goodwill (one-time amortization of the unamortized portion of goodwill amounting to ¥94.8 billion completed in the previous fiscal year).

As a result, net income attributable to owners of the parent increased ¥103.669 billion from a year earlier to ¥49.369 billion.

(Deposits, etc. (including negotiable certificates of deposit))

Deposits, etc. (including negotiable certificates of deposit) increased ¥497.9 billion from a year earlier to ¥14,078.3 billion.

(Loans and bills discounted)

Both corporate and individual loans and bills discounted grew steadily, increasing ¥802.1 billion from a year earlier to ¥12,230.4 billion.

(Securities)

Securities decreased ¥132.2 billion from a year earlier to ¥3,331.3 billion.

\

Outline of Consolidated Financial Results
Ordinary income Ordinary profit
Net income attributable to owners of the parent
(Billions of yen)
270.0 90.0 60.0 30.0 0 (30.0) (60.0)
Y235.7 billion Y237.5 billion
Y71.6 billion Y49.3 billion
Y(34.4) billion Y(54.3) billion
FY2016 FY2017
Deposits, etc. (Including negotiable certificates of deposit)
Fukuoka Kumamoto Shinwa
(Billions of yen)
15,000.0 10,000.0 5,000.0 0
Y13.5 trillion (APR 4.6%) Y14.0 trillion (APR 3.7%)
2,259.3 2,275.8
1,439.4 1,445.8
9,933.0 10.408.5
FY2016 FY2017
Loans
Fukuoka Kumamoto Shinwa
(Billions of yen)
15,000.0 10,000.0 5,000.0 0
Y11.4 trillion (APR 6.7%) Y12.2 trillion (APR 7.0%)
1,482.9 1,550.7
1,146.5 1,314.6
8,925.3 9,512.0
FY2016 FY2017
Securities
Fukuoka Kumamoto Shinwa
(Billions of yen)
4,000.0 3,000.0 2,000.0 1,000.0 0
Y3.4 trillion Y3.3 trillion
747.3 693.8
270.3 249.9
2,453.5 2,394.7
FY2016 FY2017
* The graph shows the accumulation of the non-consolidated balance of each bank at the end of the fiscal year.  The total amount is the consolidated-balance of the Company at the end of the fiscal year.

(1)

 The Bank of Fukuoka

Core business profit increased ¥2.355 billion from a year earlier to ¥61.293 billion.  Ordinary profit decreased ¥3.096 billion from a year earlier to ¥57.009 billion, and net income decreased ¥3.722 billion from a year earlier to ¥40.428 billion.

Deposits, etc. (including negotiable certificates of deposit) increased ¥475.5 billion from a year earlier to ¥10,408.5 billion.  Loans and bills discounted increased ¥586.6 billion from a year earlier to ¥9,512.0 billion.  Securities decreased ¥58.8 billion from a year earlier to ¥2,394.7 billion.

Non-consolidated Financial Results and Major Account Balance of The Bank of Fukuoka at the End of the Fiscal Year
Core business profit Ordinary profit Net income
(Billions of yen)
80.0 60.0 40.0 20.0 0
Y58.9 billion Y60.1 billion
Y61.2 billion Y57.0 billion
Y44.1 billion Y40.4 billion
FY2016 FY2017
Deposits, etc. (Including negotiable certificates of deposit)
(Billions of yen)
11,000.0 10,500.0 10,000.0 9,500.0 9,000.0 8,500.0 500.0 0
Y9.9 trillion (APR 5.4%) Y10.4 trillion (APR 4.8%)
FY2016 FY2017
Loans
(Billions of yen)
10,000.0 9,500.0 9,000.0 8,500.0 500.0 0
Y8.9 trillion (APR 8.0%) Y9.5 trillion (APR 6.6%)
FY2016 FY2017
Securities
(Billions of yen)
3,000.0 2,500.0 2,000.0 1,500.0 0
Y2.4 trillion Y2.3 trillion
FY2016 FY2017

(2)

 The Kumamoto Bank

Core business profit increased ¥0.354 billion from a year earlier to ¥5.588 billion.  Ordinary profit increased ¥3.779 billion from a year earlier to ¥6.457 billion, and net income increased ¥3.522 billion from a year earlier to ¥4.989 billion.

Deposits, etc. (including negotiable certificates of deposit) increased ¥6.4 billion from a year earlier to ¥1,445.8 billion.  Loans and bills discounted increased ¥168.0 billion from a year earlier to ¥1,314.6 billion.  Securities decreased ¥20.3 billion from a year earlier to ¥249.9 billion.

Non-consolidated Financial Results and Major Account Balance of The Kumamoto Bank at the End of the Fiscal Year
Core business profit Ordinary profit Net income
(Billions of yen)
8.0 6.0 4.0 2.0 0
Y5.2 billion Y6.4 billion
Y5.5 billion Y4.9 billion
Y2.6 billion Y1.4 billion
FY2016 FY2017
Deposits, etc. (Including negotiable certificates of deposit)
(Billions of yen)
1,600.0 1,500.0 1,400.0 1,300.0 100.0 0
Y1.4 trillion (APR 8.3%) Y1.4 trillion (APR 0.5%)
FY2016 FY2017
Loans
(Billions of yen)
1,400.0 1,300.0 1,200.0 1,100.0 1,000.0 100.0 0
Y1.1 trillion (APR 4.7%) Y1.3 trillion (APR 14.7%)
FY2016 FY2017
Securities
(Billions of yen)
300.0 200.0 100.0 0
Y0.2 trillion Y0.2 trillion
FY2016 FY2017

(3)

 The Shinwa Bank

Core business profit increased ¥0.383 billion from a year earlier to ¥7.545 billion.  Ordinary profit increased ¥1.782 billion from a year earlier to ¥11.209 billion, and net income increased ¥1.031 billion from a year earlier to ¥8.472 billion.

Deposits, etc. (including negotiable certificates of deposit) increased ¥16.5 billion from a year earlier to ¥2,275.8 billion.  Loans and bills discounted increased ¥67.7 billion from a year earlier  to ¥1,550.7 billion.  Securities decreased ¥53.5 billion from a year earlier to ¥693.8 billion.

Non-consolidated Financial Results and Major Account Balance of The Shinwa Bank at the End of the Fiscal Year
Core business profit Ordinary profit Net income
(Billions of yen)
14.0 12.0 10.0 8.0 6.0 4.0 2.0 0
Y9.4 billion Y11.2 billion
Y7.1 billion Y7.4 billion
Y7.5 billion Y8.4 billion
FY2016 FY2017
Deposits, etc. (Including negotiable certificates of deposit)
(Billions of yen)
2,400.0 2,300.0 2,200.0 100.0 0
Y2.2 trillion (APR 0.7%) Y2.2 trillion (APR 0.7%)
FY2016 FY2017
Loans
(Billions of yen)
1,600.0 1,500.0 1,400.0 100.0 0
Y1.4 trillion (APR 1.2%) Y1.5 trillion (APR 4.6%)
FY2016 FY2017
Securities
(Billions of yen)
1,000.0 800.0 600.0 400.0 200.0 0
Y0.7 trillion Y0.6 trillion
FY2016 FY2017

d.  Issues to be Addressed

The Japanese economy is expected to continue its moderate expansion in FY2018 amid ongoing improvement in employment and income environment.

On the other hand, regional financial institutions will face increasingly difficult circumstances, including acceleration of the declining population, the aging society, and the falling birthrate, a prolonged low interest rate environment as well as the entry of firms from different sectors into the banking business.  In addition, the world is changing extremely quickly, reflecting shifts in customer behavior resulting from advances in ICT, bringing changes at a pace faster than expected.

In light of these environmental changes, in FY2018, the final fiscal year of the Fifth Mid-Term Management Plan, we will put in place a system to deal with changes in the environment, in addition to steadily implementing the various measures set out under the Plan.  To that end, we have set “structural reform,” comprising a zero-based review of our existing business processes and framework, and “acceleration of innovation” using cutting-edge ICT and services, as priority themes for our efforts to achieve the Group’s growth strategies.

(a)

 Initiatives for “Structural Reform”

We launched the Work Style Reform Project in the second half of FY2016 as the first phase of structural reform.  The effort is to streamline business processes and increase efficiency at branches and headquarters.  From the current fiscal year, we will move ahead to the second phase of structural reform by conducting a zero-based review of our business processes and framework on a Group-wide basis, covering our branches, headquarters, and affiliates.

Firstly, as “stock reform” to develop infrastructure, we will make use of cutting-edge technologies while drastically reducing the administrative burden by promoting paperless operations, concentrating branch administration work to headquarters, and expanding self-service transactions, whereby we aim to transform our branches into venues specializing in consulting services for customers.

Furthermore, as “workflow reform” to strengthen our marketing capabilities, we will enhance our omni-channel measurement centered on coordination among branches, call centers, and online channels to expand contact points with customers and improve customer convenience.  At the same time, we will reallocate the management resources thus generated for use in areas with growth potential, such as the digital segment and market sector.

(b)

 Initiatives for “Acceleration of Innovation”

In order to accelerate innovation, we will develop future-oriented measures by foreseeing the entry of firms from different sectors into the banking business and the changes in customer behavior resulting from advances in ICT.

In terms of services, we will strive to create new services that make use of smartphones and AI, starting with functions for loans, payments, and channels.  We will also accelerate initiatives for open innovation to improve our service quality through cooperation with outside companies that have cutting-edge ICT and services.

The iBank business, which has already commenced operations, offers services aimed at young and working-age customers who do not usually visit banks, via a financial services platform based on smartphones.  These services help customers realize life plans such as making a trip or buying a home by providing saving functions and discount coupons, in addition to offering household finance functions such as confirming account balances and income and expenditures.  We will work to roll out a series of new functions for further convenience.

With these initiatives as drivers of growth, we will fully exercise the Group’s total power, including our human resources and affiliates, to sophisticate our financial services.  By doing so, we will win the genuine appreciation of customers and seek to realize our long-term vision of becoming “The Best Regional Bank achieving a sustained strong competitive edge and potential for growth.”

(c)

 Business Integration with The Eighteenth Bank

The Company reached a basic agreement to promote consultation and consideration toward the realization of business integration with The Eighteenth Bank, Limited in February 2016, as one of the strategic options to realize our long-term vision.  However, a review by the Japan Fair Trade Commission remains ongoing, we therefore decided in July 2017 to postpone the business integration schedule indefinitely.

The Group believes this integration is the best option for the purpose of contributing to regional economic development by having solid management strength that will remain steady under any harsh operating environment and maintaining a stable regional financial system in the future.

If the integration takes shape, it can be expected to bring synergistic effects including enhancement of personnel and fusion of know-how through consolidation of duplicate functions between branches and headquarters, as well as greater efficiency through advantages of scale as a result of integration of administration work and systems.  By steadily returning the fruits of the synergy to local communities, we will strive to extend our range of support for local companies and provide services of higher quality than ever to our customers.

We will continue to aim for an early realization of business integration in order to fulfill our most important mission as a regional financial institution, which is to revitalize local economies.

The Group will continue aiming to be the best regional financial group for all stakeholders, contributing to and developing alongside the community.  To realize that goal, we will create a virtuous cycle of “contribution to regional economic development” and “improvement of FFG corporate value” by constantly continuing to “evolve” while anticipating changes in the external and internal business environments.

We sincerely appreciate your continued support and patronage.

(2)

 Financial Position and Results of Operations of the Group and the Company

a.  Financial Position and Results of Operations of the Group

(Billions of yen)

 FY2014

 FY2015

 FY2016

 FY2017

 Ordinary income

 228.0

 236.7

 235.7

 237.5

 Ordinary profit (loss)

 60.7

 71.4

 (34.4)

 71.6

 Net income (loss) attributable to owners of the parent

 36.5

 44.7

 (54.3)

 49.3

 Comprehensive income

 77.6

 43.1

 (54.4)

 78.9

 Net assets

 778.0

 784.6

 712.0

 778.9

 Total assets

 15,661.7

 16,406.1

 18,113.0

 20,163.6

Note: All figures have been rounded down to the nearest unit.

b.  Financial Position and Results of Operations of the Company

(Billions of yen)

 FY2014

 FY2015

 FY2016

 FY2017

 Operating income

 33.2

 38.4

 19.3

 20.0

 Dividends received

 33.2

 38.4

 19.3

 20.0

 Dividends received from banking subsidiaries

 33.2

 38.4

 19.3

 20.0

 Dividends received from other subsidiaries

 -

 -

 -

 -

 Net income

 ¥26,625 million

 ¥32,021 million

 ¥(175,979) million

 ¥12,672 million

 Net income per share (Yen)

 ¥30.69

 ¥36.97

 ¥(204.89)

 ¥14.75

 Total assets

 868.0

 866.5

 676.7

 680.6

 Assets in banking subsidiaries

 850.6

 850.6

 662.1

 662.1

Assets in other subsidiaries

 0.6

 -

 2.0

 2.5

Note: All figures have been rounded down to the nearest unit.

(3)

 Employees of the Group

 As of March 31, 2018

 As of March 31, 2017

 Banking business

 Other businesses

 Banking business

 Other businesses

 Number of employees

 6,170

 719

 6,239

 743

Note: The number of employees indicates the number of workers.

(4)

 Principal Offices of the Group

a.

 Banking Business

 The Bank of Fukuoka, Ltd.

 (Branches)

 As of March 31, 2018

 As of March 31, 2017

 Difference

 Name of principal offices

 Fukuoka Pref.

 152

 152

 -

 Head Office Business Promotion Division, Tenjin-chou Branch

 Branches outside Fukuoka Pref.

 (Kyushu region)

 12

 12

 -

 Kagoshima Business Promotion Division, Kumamoto Business

 Promotion Division

 Branches outside Fukuoka Pref. (Other regions)

 6

 6

 -

 Tokyo Branch, Osaka Branch

 Total

 170

 170

 -

 List of Banking Agencies Affiliated with The Bank of Fukuoka, Ltd.

 Name

 Location of principal offices or branches

 Main businesses other than banking agency business

 The Kumamoto Bank, Ltd.

 6-29-20, Suizenji, Chuo-ku, Kumamoto

 Banking business

 The Shinwa Bank, Ltd.

 10-12, Shimanosecho, Sasebo

 Banking business

 iBank marketing Co., Ltd.

 6-27, Nishinakasu, Chuo-ku, Fukuoka

 Information processing and communication service business

 Banking Agency Business by The Bank of Fukuoka, Ltd.

 Name of Affiliated Financial Institutions

 The Kumamoto Bank, Ltd.

 The Shinwa Bank, Ltd.

 The Kumamoto Bank, Ltd.

 (Branches)

 As of March 31, 2018

 As of March 31, 2017

 Difference

 Name of principal offices

 Kumamoto Pref.

 63

 63

 -

 Head Office Business Promotion Division, Hanabatake Branch

 Branches outside Kumamoto Pref.

 (Kyushu region)

 7

 7

 -

 Fukuoka Business Promotion Division, Kagoshima Branch

 Branches outside Kumamoto Pref. (Other regions)

 -

 -

 -

 Total

 70

 70

 -

 List of Banking Agencies Affiliated with The Kumamoto Bank, Ltd.

 Name

 Location of principal offices or branches

 Main businesses other than banking agency business

 The Bank of Fukuoka, Ltd.

 2-13-1, Tenjin, Chuo-ku, Fukuoka

 Banking business

 The Shinwa Bank, Ltd.

 10-12, Shimanosecho, Sasebo

 Banking business

 iBank marketing Co., Ltd.

 6-27, Nishinakasu, Chuo-ku, Fukuoka

 Information processing and communication service business

 Banking Agency Business by The Kumamoto Bank, Ltd.

 Name of Affiliated Financial Institutions

 The Bank of Fukuoka, Ltd.

 The Shinwa Bank, Ltd.

 (Branches)

 As of March 31, 2018

 As of March 31, 2017

 Difference

 Name of principal offices

 Nagasaki Pref.

 76

 76

 -

 Head Office Business Promotion Division, Nagasaki Business PromotionDivision

 Branches outside

 Nagasaki Pref.

 (Kyushu region)

 11

 11

 -

 Fukuoka Business Promotion Division, Kokura Branch

 Branches outside

 Nagasaki Pref.

 (Other regions)

 1

 1

 -

 Tokyo Branch

 Total

 88

 88

 -

 List of Banking Agencies Affiliated with The Shinwa Bank, Ltd.

 Name

 Location of principal offices or branches

 Main businesses other than banking agency business

 The Bank of Fukuoka, Ltd.

 2-13-1, Tenjin, Chuo-ku, Fukuoka

 Banking business

 iBank marketing Co., Ltd.

 6-27, Nishinakasu, Chuo-ku, Fukuoka

 Information processing and communication service business

 Banking Agency Business by The Shinwa Bank, Ltd.

 Name of Affiliated Financial Institutions

 The Bank of Fukuoka, Ltd.

 The Kumamoto Bank, Ltd.

b.  Other Businesses

 Fukuoka Securities Co., Ltd.

 Head Office Business Promotion Division (Fukuoka),
Kurume Branch, Kurosaki Branch

 Fukugin Guarantee Co., Ltd.

 Head Office (Fukuoka)

 Fukuoka Servicing Co., Ltd.

 Head Office (Fukuoka), Sasebo Branch Office, Kumamoto Branch Office

(5)

 Capital Investment of the Group

a.  Total Amount of Capital Investment

(Millions of yen)

 Banking business

 Other businesses

 Total

 Total amount of capital investment

 11,267

 730

 11,998

Note: All figures have been rounded down to the nearest unit.

b.  New Additions, etc. of Significant Equipment

None applicable.

(6)

 Principal Parent Company and Subsidiaries, etc.

a.  Parent Company

None applicable.

b.  Principal Subsidiaries, etc.

 Company name

 Location

 Main businesses

 Date of establishment

 Capital

 Percentage of voting rights of the subsidiaries, etc. held bythe Company

 Others

 Millions of yen

%

 The Bank of Fukuoka, Ltd.

 2-13-1, Tenjin, Chuo-ku, Fukuoka

 Banking

 March 31, 1945

 82,329

 100

 －

 The Kumamoto Bank, Ltd.

 6-29-20, Suizenji, Chuo-ku, Kumamoto

 Banking

 January 19, 1929

 33,847

 100

 －

 The Shinwa Bank, Ltd.

 10-12, Shimanosecho, Sasebo

 Banking

 September 1, 1939

 36,878

 100

 －

 FFG Venture Business Partners Co., Ltd.

 1-8-3, Otemon, Chuo-ku, Fukuoka

 Investments and loans

 April 1, 2016

 10

 100

 －

 iBank marketing Co., Ltd.

 6-27, Nishinakasu, Chuo-ku, Fukuoka

 Information processing and communicationservices

 April 1, 2016

 30

 [92]

 －

 Fukuoka Securities Co., Ltd.

 2-13-1, Tenjin, Chuo-ku, Fukuoka

 Securities

 July 7, 1944

 3,000

 [100]

 －

 Fukugin Business Operation Service Co., Ltd.

 1-7-7, Momochihama, Sawara-ku, Fukuoka

 Office work agent

 October 9, 1976

 100

 [100]

 －

 Fukugin Guarantee Co., Ltd.

 1-7-1, Meinohamaeki Minami, Nishi-ku, Fukuoka

 Loan guarantee

 June 1, 1978

 30

 [100]

 －

 Fukuoka Computer Service Co., Ltd.

 2-6-6, Hakataekimae, Hakata-ku, Fukuoka

 System development and operation

 October 1, 1979

 50

 [100]

 －

 FFG Card Co., Ltd.

 1-7-1, Meinohamaeki Minami, Nishi-ku, Fukuoka

 Credit card

 June 22, 1989

 50

 [100]

 －

 Fukugin Real Estate Assessment Service Co., Ltd.

 1-4-13, Hakozaki, Higashi-ku, Fukuoka

 Collateral valuation

 March 27, 2000

 30

 [100]

 －

 Fukuoka Servicing Co., Ltd.

 2-13-1, Tenjin, Chuo-ku, Fukuoka

 Credit management and collection

 May 20, 2003

 500

 [100]

 －

 FFG Business Consulting Co., Ltd.

 2-13-1, Tenjin, Chuo-ku, Fukuoka

 Consulting

 August 1, 2008

 50

 [100]

 －

 FFG Insurance Service Co., Ltd.

 2-2-26, Daimyo, Chuo-ku, Fukuoka

 Insurance sales

 August 16, 2016

 200

 [100]

 －

Notes:
1.

 Capital has been rounded down to the nearest unit.

2.

 The figures in brackets in the percentage of voting rights column indicate the percentage of indirect voting rights.

3.

 Percentage of voting rights has been rounded down to the nearest decimal.

4.

 Fukuoka Securities Co., Ltd. was renamed FFG Securities Co., Ltd. on May 1, 2018.

 (7)

 Major Borrowings

 Creditors

 Balance of Borrowings

 Investment in the Company

 Number of shares held

 Percentage of voting rights

 The Bank of Fukuoka Co., Ltd.

 ¥126,500 million

 - thousand

 - %

Note: The Bank of Fukuoka Co., Ltd. is the Company’s wholly-owned subsidiary.

 (8)

 Business Transfers, etc.

None applicable.

 (9)

 Other Significant Matters Concerning Status of the Group

None applicable.

2.          Matters Concerning Company Executives

 (1)

 Status of Company Executives

(As of the end of FY2017)

 Name

 Title and areas of responsibility

 Important concurrent posts

 Other

 Masaaki Tani

 Director, Chairman of the Board

 (Representative Director)

 Director, Chairman of the Board of The Bank of Fukuoka, Ltd. (Representative Director)

 -

 Takashige Shibato

 Director, President & Executive Officer

 (Representative Director)

 Director & President of The Bank of Fukuoka, Ltd. (Representative Director)

 -

 Takashi Yoshikai

 Director, Deputy President & Executive Officer (Representative Director)

 Executive Secretariat, Internal Audit Division

 Director & Deputy President of The Bank of Fukuoka, Ltd. (Representative Director)

 -

 Yasuhiko Yoshida

 Director

 Director & Deputy President of The Bank of Fukuoka, Ltd. (Representative Director)

 -

 Yuji Shirakawa

 Director

 Sales Administration Division (excluding International Strategy Planning Group), Loan Planning Division, Financial Consultation Planning Division, and Digital Strategy Division (matters relating to operation management of FFG Venture Business Partners Co., Ltd.)

 Director & Deputy President of The Bank of Fukuoka, Ltd. (Representative Director)

 Director of The Kumamoto Bank, Ltd. (Non-Executive Director, part-time)

 -

 Eiji Araki

 Director

 Operations Administration Division, IT Administration Division (CIO)

 Director & Senior Managing Executive Officer of The Bank of Fukuoka, Ltd.

 -

 Koji Yokota

 Director

 Corporate Planning Division (excluding Treasury Department), General Affairs Division, Digital Strategy Division

 Director & Senior Managing Executive Officer of The Bank of Fukuoka, Ltd.

 Director of The Shinwa Bank, Ltd. (Non- Executive Director, part-time)

 -

 Ei Takeshita

 Director

 Director & President of The Kumamoto Bank, Ltd. (Representative Director)

 -

 Masayuki Aoyagi

 Director

 Corporate Planning Division (Treasury Department)

 Director & Deputy President of The Kumamoto Bank, Ltd. (Representative Director)

 -

 Syunsuke Yoshizawa

 Director

 Director & President of The Shinwa Bank, Ltd. (Representative Director)

 -

 Yasuaki Morikawa

 Director

 Human Resources Administration Division, Operations Administration Division, IT Administration Division

 Director & Deputy President of The Shinwa Bank, Ltd. (Representative Director)

 -

 Masahiko Fukasawa

 Director

 (External, part-time)

 Director of The Bank of Fukuoka, Ltd. (Non- Executive Director, part-time)

 -

 Toshiya Kosugi

 Director

 (External, part-time)

 Director of The Bank of Fukuoka, Ltd. (Non- Executive Director, part-time)

 -

 Hidemitsu Ishiuchi

 Audit & Supervisory Board Member (Full-time)

 -

 Fumihide Sugimoto

 Audit & Supervisory Board Member (External, part-time)

 -

 Hideo Yamada

 Audit & Supervisory Board Member (External, part-time)

 -

(Retired executives)

Fumio Sakurai
Director

Retired on April 3, 2017 (Resigned)

Satoru Fukuda
Director

Retired on April 3, 2017 (Resigned)

Hideaki Takahashi

 Director

 (External, part-time)

Retired on June 29, 2017 (Expiration of term of office)

Notes:
1.

 Positions of the retired executives are positions assumed at the time of their retirement.

2.

Directors Masahiko Fukasawa and Toshiya Kosugi are External Directors stipulated under Article 2, Item 15 of the Companies Act, and are independent directors with no potential conflict with the interests of general shareholders stipulated in the Securities Listing Regulations.

3.

Audit & Supervisory Board Members Fumihide Sugimoto and Hideo Yamada are External Audit & Supervisory Board Members stipulated under Article 2, Item 16 of the Companies Act, and Hideo Yamada is an independent auditor with no potential conflict with the interests of general shareholders stipulated in the Securities Listing Regulations.

4.

Audit & Supervisory Board Member Hideo Yamada has considerable knowledge on finance and accounting as he acquired a Master of Business Administration (MBA) from the Graduate School of Business Administration, Keio University and served as a professor specializing in management strategy at the Graduate School of Business and Finance, Waseda University.

5.

As Directors Masaaki Tani, Takashige Shibato, Takashi Yoshikai, Yasuhiko Yoshida, Yuji Shirakawa, Eiji Araki and Koji Yokota are Directors regularly serving at the Company and The Bank of Fukuoka, Ltd., they have received permission for their concurrent positions based on the regulations of the Banking Act.

6.

As Directors Ei Takeshita and Masayuki Aoyagi are Directors regularly serving at the Company and The Kumamoto Bank, Ltd., they have received permission for their concurrent positions based on the regulations of the Banking Act.

7.

As Directors Syunsuke Yoshizawa and Yasuaki Morikawa are Directors regularly serving at the Company and The Shinwa Bank, Ltd., they have received permission for their concurrent positions based on the regulations of the Banking Act.

(2)

 Compensation, etc. for Company Executives

(Millions of yen)

 Classification

 Number of recipients

 Compensation, etc.

 Directors

 14

 279

 Audit & Supervisory Board Members

 3

 38

 Total

 17

 317

Notes:

 1.

 Figures have been rounded down to the nearest unit.

 2.

The maximum amount stipulated in the Articles of Incorporation or at the Shareholders Meeting are up to ¥30 million per month for Directors and up to ¥6 million per month for Audit & Supervisory Board Members.

(3)

 Liability Limitation Agreement

The Company has established provisions concerning a liability limitation agreement for External Directors and External Audit & Supervisory Board Members on its Articles of Incorporation.

The outline of contents of the liability limitation agreement that the Company has concluded with all External Directors and External Audit & Supervisory Board Members based on the Articles of Incorporation is as follows:

 Classification

 Outline of contents of the liability limitation agreement

 External Directors

With respect to the liability set forth in Article 423, Paragraph 1 of the Companies Act, after the conclusion of the liability limitation agreement, when an External Director acts in good faith and is not grossly negligent in conducting his/her duties, he/she shall assume liability for damages to the Company limited by the minimum liability amount prescribed in Article 425, Paragraph 1 of the Companies Act.

 External Audit & Supervisory Board Members

With respect to the liability set forth in Article 423, Paragraph 1 of the Companies Act, after the conclusion of the liability limitation agreement, when an External Audit & Supervisory Board Member acts in good faith and is not grossly negligent in conducting his/her duties, he/she shall assume liability for damages to the Company limited by the minimum liability amount prescribed in Article 425, Paragraph 1 of the Companies Act.

 3.

 Matters Concerning External Executives

(1)

 Concurrent Posts and Other Status of External Executives

There are no important concurrent posts held by External Executives other than at The Bank of Fukuoka, Ltd., the Company’s wholly owned subsidiary.

(2)

 Main Activities of the External Executives

 Name

 Term of office

 Attendance at the meetings of the Board of Directors, etc.

 Statements at the meetings of the Board of Directors, etc. and other activities

 Masahiko Fukasawa (Director)

 From June 2016 to the present

 Attended all 13 meetings of the Board of Directors held during the fiscal year under review.

He makes statements based on his extensive practical experience and expertise on corporate management strategies and consulting including business revitalization at the meetings of the Board of Directors.

 Toshiya Kosugi (Director)

 From June 2017 to the present

 Attended all 10 meetings of the Board of Directors held after assuming office as External Director.

 He makes statements based on his extensive practical experience and expertise on organizational reform and development and management of human resources at the meetings of the Board of Directors.

 Fumihide Sugimoto (Audit & Supervisory Board Member)

 From June 2012 to the present

 Attended all 13 meetings of the Board of Directors and all 12 meetings of the Audit & Supervisory Board held during the fiscal year under review.

While conducting objective and neutral audits, he makes statements based on his extensive experience as an attorney and his advanced abilities and insights on legal affairs in general at the meetings of the Board of Directors and Audit & Supervisory Board.

 Hideo Yamada

 (Audit & Supervisory Board Member)

 From June 2015 to the present

 Attended all 13 meetings of the Board of Directors and all 12 meetings of the Audit & Supervisory Board held during the fiscal year under review.

While conducting objective and neutral audits, he makes statements based on his advanced abilities and insights on corporate management strategies as well as finance and accounting at the meetings of the Board of Directors and Audit & Supervisory Board.

(3)

 Compensation, etc. for External Executives

(Millions of yen)

 Number of recipients

 Compensation, etc. from the Company

 Compensation, etc. from subsidiaries

 Total compensation, etc.

 5

 27
[-]

 11
 [-]

Notes: 1.  Figures have been rounded down to the nearest unit.

2.  Amounts other than compensation are indicated in the brackets.

(4)

 Opinions of External Executives

None applicable.

 4.

 Matters Concerning Shares of the Company

 (1)    Number of Shares:

 Number of authorized shares:

 1,800,000 thousand shares

 Number of shares issued:

 859,761 thousand shares

 Note: The number of shares has been rounded down to the nearest thousand.

(2)

 Number of Shareholders at the End of the Fiscal Year Under Review                      23,729

(3)

 Major Shareholders

 Name of shareholders

 Contributions to the Company

 Number of shares held

 Percent of shares held

 The Master Trust Bank of Japan, Ltd. (Trust account)

 64,092

thousand

     7.46%

 Japan Trustee Services Bank, Ltd. (Trust account)

 60,285

 7.01

 Japan Trustee Services Bank, Ltd. (Trust account 9)

 25,716

 2.99

 Nippon Life Insurance Company

 17,722

 2.06

 Meiji Yasuda Life Insurance Company

 17,719

 2.06

 Sumitomo Life Insurance Company

 17,419

 2.02

 The Dai-ichi Life Insurance Company, Limited

 17,315

 2.01

 Japan Trustee Services Bank, Ltd. (Trust account 5)

 15,300

 1.78

 STATE STREET BANK WEST CLIENT-TREATY505234

 14,100

 1.64

 Japan Trustee Services Bank, Ltd. (Trust account 4)

 13,518

 1.57

Notes:
1.

 The number of shares held has been rounded down to the nearest thousand.

2.

 Percent of shares held has been rounded down to the second decimal place.

3.

 Percent of shares held has been calculated by deducting treasury stocks (954,220 shares).

 5.

 Matters Concerning Accounting Auditor

(1)

 Status of Accounting Auditor

(Millions of yen)

 Name

 Compensation, etc. for the fiscal year under review

 Other

 Ernst & Young ShinNihon LLC

 (Reason that the Audit & Supervisory Board consented to the compensation, etc.)

 Note 3

 (Designated limited liability partner/managing partner)

 Noboru Miura

 (Designated limited liability partner/managing partner)

 Yoshihiro Fujii

 51

 (Designated limited liability partner/managing partner)

 Takeshi Nagasato

Notes:
1.

 The total amount of compensation, etc. which shall be paid to the Accounting Auditor by the Company, its subsidiaries and subsidiary entities, etc., is ¥197 million.

2.

In the audit agreement between the Company and the Accounting Auditor, as the compensation for the audit based on the Companies Act and audit based on the Financial Instruments and Exchange Act are not distinguished and cannot be distinguished practically, the total amount of the two is indicated in the compensation, etc. above.

3.

The Audit & Supervisory Board obtained necessary materials from the Accounting Auditor and relevant departments and received reports, and confirmed the appropriateness of the contents of the audit plan by the Accounting Auditor and the validity of the audit duration. In addition, the Audit & Supervisory Board evaluated the performance of the duties of the accounting audit and the person in charge of the audit, and confirmed the outsourcing status of non-audit work and the validity of the compensation. As a result, the Audit & Supervisory Board judged that the basis for calculating an estimate of the compensation for accounting audit is appropriate and agreed on compensation etc. of the Accounting Auditor.

4.

 In addition to the above compensation, etc., the Company paid ¥3 million during FY2017 as additional compensation for the previous fiscal year.

(2)

 Liability Limitation Agreement

None applicable.

(3)

 Other Matters Concerning Accounting Auditor

(Policy of Determination of Dismissal or Non-Reappointment of Accounting Auditor)

The Company intends to dismiss the Accounting Auditor based on the consent of all the Audit & Supervisory Board Members if the Accounting Auditor falls under each of the items of Article 340, Paragraph 1 of the Companies Act, and then it is anticipated that it will seriously hinder the Company’s auditing work.

In addition, the Company intends to submit a proposal on dismissal or non-reappointment of the Accounting Auditor to the Shareholders Meeting based on the decision of the Audit & Supervisory Board, if it judges that there is a problem with the qualification as Accounting Auditor, if the Accounting Auditor is deemed to have difficulty fulfilling its duties appropriately, or for any other reasons.

 6.

 Policy Concerning Determination of Distribution of Surplus, etc.

The Company stipulates in Article 44 of its Articles of Incorporation that, excluding the year-end dividends, distribution of surplus and other matters listed in each item of Article 459, Paragraph 1 of the Companies Act can be made by a resolution of the Board of Directors.

Moreover, in order to respond to the expectations of our shareholders, while paying attention to the enhancement of retained earnings from the viewpoint of securing a long-term stable business foundation, the Company has introduced a performance-linked dividend. Its basic policy is to pay dividends in accordance with the level of net income attributable to owners of the parent while maintaining stable payment of dividends.

For distributions of surplus other than the year-end dividends, they are decided by resolutions of the Board of Directors based on the above dividend policy.

 Estimated Dividend Table

 * Subject to change depending on business development and risk environment, etc.

 Level of net income attributable to owners of the parent

 Estimated annual dividend per share

 ¥50.0 billion and above

 From ¥17

 ¥45.0 billion to less than ¥50.0 billion

 From ¥15

 ¥40.0 billion to less than ¥45.0 billion

 From ¥13

 ¥35.0 billion to less than ¥40.0 billion

 From ¥12

 ¥30.0 billion to less than ¥35.0 billion

 From ¥11

 ¥25.0 billion to less than ¥30.0 billion

 From ¥10

 ¥20.0 billion to less than ¥25.0 billion

 From ¥9

 ¥15.0 billion to less than ¥20.0 billion

 From ¥8

 Less than ¥15.0 billion

 From ¥7

Note: The above Estimated Dividend Table is as of the time of the preparation of this Business Report. On the condition that the proposal for a consolidation of shares that merges five shares into one share is approved at the 11th Annual Shareholders Meeting held on June 28, 2018, the Company plans to review Estimated Dividend Table in accordance with the share consolidation ratio.

Consolidated Balance Sheet

11th Business Year (As of March 31, 2018)

(Millions of yen)

 Item

 Amount

 Item

 Amount

 (Assets)

 (Liabilities)

 Cash and due from banks

 4,174,081

 Deposits

 13,795,830

 Call loans and bills bought

 9,661

 Negotiable certificates of deposit

 282,524

 Monetary claims bought

 63,784

 Call money and bills sold

 1,315,936

 Trading assets

 1,804

 Payables under repurchase agreements

 105,625

 Money held in trust

 4,113

 Payables under securities lending transactions

 2,140,301

 Securities

 3,331,309

 Trading liabilities

 0

 Loans and bills discounted

 12,230,470

 Borrowed money

 1,521,762

 Foreign exchanges

 6,834

 Foreign exchanges

 1,181

 Other assets

 178,828

 Short-term bonds payable

 5,000

 Tangible fixed assets

 196,289

 Bonds payable

 20,000

 Buildings

 56,109

 Other liabilities

 115,711

 Land

 127,217

 Net defined benefit liabilities

 951

 Leased assets

 3,775

 Provision for losses on interest repayments

 48

 Construction in progress

 2,206

 Provision for losses from reimbursement of inactive accounts

 5,939

 Other tangible fixed assets

 6,980

 Provision for contingent liabilities losses

 7

 Intangible fixed assets

 15,564

 Reserves under the special laws

 22

 Software

 12,393

 Deferred tax liabilities

 10,627

 Other intangible fixed assets

 3,171

 Deferred tax liabilities for land revaluation

 23,020

 Net defined benefit assets

 33,304

 Acceptances and guarantees

 40,215

 Deferred tax assets

 3,572

 Total liabilities

 19,384,706

 Customers’ liabilities for acceptances and guarantees

 40,215

 (Net assets)

 Allowance for loan losses

 (126,155)

 Capital stock

 124,799

 Capital surplus

 94,158

 Retained earnings

 381,891

 Treasury stock

 (364)

 Total shareholders’ equity

 600,485

 Valuation difference on available-for-sale securities

 131,493

 Deferred gains or losses on hedges

 (12,684)

 Revaluation reserve for land

 51,631

 Remeasurements of defined benefit plans

 8,029

 Total accumulated other comprehensive income

 178,470

 Non-controlling interests

 17

 Total net assets

 778,973

 Total assets

 20,163,679

 Total liabilities and net assets

 20,163,679

Consolidated Statement of Income

11th Business Year (April 1, 2017 through March 31, 2018)

(Millions of yen)

 Item

 Amount

 Ordinary income

 237,572

 Interest income

 171,022

 Interest on loans and discounts

 134,520

 Interest and dividends on securities

 32,512

 Interest on call loans and bills bought

 88

 Interest on receivables under resale agreements

 (0)

 Interest on receivables under securities borrowing transactions

 0

 Interest on due from banks

 1

 Other interest income

 3,900

 Trust fees

 0

 Fees and commissions

 52,345

 Trading income

 84

 Other operating income

 6,366

 Other income

 7,751

 Recoveries of written-off claims

 1,308

 Other

 6,442

 Ordinary expenses

 165,936

 Interest expenses

 18,943

 Interest on deposits

 5,233

 Interest on negotiable certificates of deposit

 139

 Interest on call money and bills sold

 (94)

 Interest on payables under repurchase agreements

 1,904

 Interest on payables under securities lending transactions

 3,055

 Interest on borrowings and rediscounts

 898

 Interest on short-term bonds

 1

 Interest on bonds

 238

 Other interest expenses

 7,568

 Fees and commissions payments

 20,302

 Other operating expenses

 1,693

 General and administrative expenses

 120,179

 Other expenses

 4,816

 Reserve for possible loan losses

 437

 Other

 4,378

 Ordinary profit

 71,636

 Extraordinary income

 21

 Gain on disposal of noncurrent assets

 21

 Extraordinary loss

 884

 Loss on disposal of noncurrent assets

 720

 Impairment loss

 160

 Transfer to reserve for financial products transaction liabilities

 3

 Income before income taxes

 70,774

 Income taxes:

 Current

 19,221

 Deferred

 2,222

 Total income taxes

 21,443

 Net income

 49,330

 Net loss attributable to non-controlling interests

 39

 Net income attributable to owners of the parent

 49,369

Fukuoka Financial Group, Inc.

Takashige Shibato

Director & President

Non-consolidated Balance Sheet

11th Business Year (As of March 31, 2018)

(Millions of yen)

 Item

 Amount

 Item

 Amount

 (Assets)

 (Liabilities)

 Current assets

 15,860

 Current liabilities

 150,169

 Cash and deposits

 1,408

 Short-term loans payable

 126,500

 Prepaid expenses

 64

 Short-term bonds payable

 5,000

 Deferred tax assets

 50

 Current portion of bonds

 10,000

 Suspense payments

 322

 Accounts payable - other

 834

 Accounts receivable - other

 14,013

 Accrued expenses

 0

 Noncurrent assets

 664,745

 Income taxes payable

 7,793

 Tangible fixed assets

 9

 Other

 40

 Other tangible fixed assets

 9

 Total liabilities

 150,169

 Intangible fixed assets

 88

 (Net assets)

 Software

 88

 Shareholders’ equity

 530,436

 Investments and other assets

 664,646

 Capital stock

 124,799

 Shares of subsidiaries and affiliates

 664,640

 Capital surplus

 326,320

 Deferred tax assets

 5

 Legal capital surplus

 54,666

 Other capital surplus

 271,654

 Retained earnings

 79,680

 Other retained earnings

 79,680

 Retained earnings brought forward

 79,680

 Treasury stock

 (364)

 Total net assets

 530,436

 Total assets

 680,605

 Total liabilities and net assets

 680,605

Non-consolidated Statement of Income

11th Business Year (April 1, 2017 through March 31, 2018)

(Millions of yen)

 Item

 Amount

 Operating income

 20,011

 Dividends from subsidiaries and affiliates

 20,011

 Operating expenses

 6,979

 Selling, general and administrative expenses

 6,979

 Operating profit

 13,032

 Non-operating income

 23

 Gain on forfeiture of unclaimed dividends

 8

 Miscellaneous income

 14

 Non-operating expenses

 445

 Interest expenses

 356

 Interest on short-term bonds

 1

 Interest on bonds

 43

 Miscellaneous loss

 44

 Ordinary profit

 12,609

 Income before income taxes

 12,609

 Income taxes:

 Current

 (27)

 Deferred

 (34)

 Total income taxes

 (62)

 Net income

 12,672

 Independent Auditor’s Report

 May 11, 2018

 Fukuoka Financial Group, Inc.

 The Board of Directors

 Ernst & Young ShinNihon LLC

 Designated Limited Liability Partner Managing Partner

 Certified Public Accountant

 Noboru Miura

 (Seal)

 Designated Limited Liability Partner Managing Partner

 Certified Public Accountant

 Yoshihiro Fujii

 (Seal)

 Designated Limited Liability Partner Managing Partner

 Certified Public Accountant

 Takeshi Nagasato

 (Seal)

Pursuant to the provisions of Article 444, Paragraph 4 of the Companies Act, we have audited the consolidated financial statements, which comprise the consolidated balance sheet, the consolidated statement of income, the consolidated statement of changes in net assets and the notes to consolidated financial statements, of Fukuoka Financial Group, Inc. (the “Company”) for the fiscal year from April 1, 2017 to March 31, 2018.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with corporate accounting standards generally accepted as fair and appropriate in Japan; this includes designing and operating such internal control as management determines is necessary to enable the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the consolidated financial statements from an independent standpoint based on our audit. We conducted our audit in accordance with auditing standards generally accepted as fair and appropriate in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected and applied depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. The purpose of an audit of the consolidated financial statements is not to express an opinion on the effectiveness of the entity’s internal control. However, in making those risk assessments, we consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances. An audit also involves evaluating the overall presentation of the consolidated financial statements, including the appropriateness of accounting policies adopted by management and methods of their application and the reasonableness of accounting estimates made by management.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Audit Opinion

In our opinion, the abovementioned consolidated financial statements present appropriately, in all material respects, the financial position and results of operations of the corporate group consisting of Fukuoka Financial Group, Inc. and its consolidated subsidiaries for the fiscal year ended March 31, 2018 in accordance with corporate accounting standards generally accepted as fair and appropriate in Japan.

Conflicts of Interest

The auditor and managing partner s have no interest in the Company which should be disclosed pursuant to the provisions of the Certified Public Accountants Act.

 Independent Auditor’s Report

 May 11, 2018

 Fukuoka Financial Group, Inc.

 The Board of Directors

 Ernst & Young ShinNihon LLC

 Designated Limited Liability Partner Managing Partner

 Certified Public Accountant

 Noboru Miura

 (Seal)

 Designated Limited Liability Partner Managing Partner

 Certified Public Accountant

 Yoshihiro Fujii

 (Seal)

 Designated Limited Liability Partner Managing Partner

 Certified Public Accountant

 Takeshi Nagasato

 (Seal)

Pursuant to the provisions of Article 436, Paragraph 2, Item 1 of the Companies Act, we have audited the non-consolidated financial statements, which comprise the non-consolidated balance sheet, the non-consolidated statement of income, the non-consolidated statement of changes in net assets, the notes to non-consolidated financial statements and the supplementary schedules thereof, of Fukuoka Financial Group, Inc. (the “Company”) for the 11th business year from April 1, 2017 to March 31, 2018.

Management’s Responsibility for the Non-consolidated Financial Statements, etc.

Management is responsible for the preparation and fair presentation of the non-consolidated financial statements and the supplementary schedules in accordance with corporate accounting standards generally accepted as fair and appropriate in Japan; this includes designing and operating such internal control as management determines is necessary to enable the preparation and fair presentation of the non-consolidated financial statements and the supplementary schedules that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the non-consolidated financial statements and the supplementary schedules from an independent standpoint based on our audit. We conducted our audit in accordance with auditing standards generally accepted as fair and appropriate in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the non-consolidated financial statements and the supplementary schedules are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the non-consolidated financial statements and the supplementary schedules. The procedures selected and applied depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the non-consolidated financial statements and the supplementary schedules, whether due to fraud or error. The purpose of an audit of the consolidated financial statements is not to express an opinion on the effectiveness of the entity’s internal control. However, in making those risk assessments, we consider internal control relevant to the entity’s preparation and fair presentation of the non-consolidated financial statements and the supplementary schedules in order to design audit procedures that are appropriate in the circumstances. An audit also involves evaluating the overall presentation of the non-consolidated financial statements and the supplementary schedules, including the appropriateness of accounting policies adopted by management and methods of their application and the reasonableness of accounting estimates made by management.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Audit Opinion

In our opinion, the abovementioned non-consolidated financial statements and the supplementary schedules present appropriately, in all material respects, the financial position and results of operations for the 11th business year ended March 31, 2018, in accordance with corporate accounting standards generally accepted as fair and appropriate in Japan.

Conflicts of Interest

The auditor and managing partner s have no interest in the Company which should be disclosed pursuant to the provisions of the Certified Public Accountants Act.

 Audit Report

With respect to the Directors’ execution of their duties during the 11th business year from April 1, 2017 to March 31, 2018, the Audit & Supervisory Board has prepared this audit report after deliberations based on the audit report prepared by each Audit & Supervisory Board Member, and hereby reports as follows:

1.   Method and Contents of Audit Conducted by Audit & Supervisory Board Members and the Audit & Supervisory Board

  (1) The Audit & Supervisory Board established audit policies and audit plans, etc., and received reports on the status of performance and results of audit from Audit & Supervisory Board Members. In addition, it received reports on the status of execution of duties by Directors, etc., and the Accounting Auditor and requested explanations as necessary.

  (2) In conformity with standards of the audit by the Audit & Supervisory Board Members established by the Audit & Supervisory Board, and in accordance with the audit policies and audit plans, etc., each Audit & Supervisory Board Member communicated with the Directors, internal audit department and other employees, etc., endeavored to collect information and maintain and improve the audit environment and conducted the audit based on the methods described below.

(a)   We attended meetings of the Board of Directors and other important meetings, received reports on the status of the execution of duties from the Directors and employees, etc., requested explanations as necessary, examined important approval/decision documents and inspected the status of operations and assets. Also, with respect to the subsidiaries, we communicated and exchanged information with the Directors and Audit & Supervisory Board Members, etc., of subsidiaries and received from subsidiaries reports on their businesses as necessary.

(b)   We monitored and examined the contents of the Board of Directors’ resolution regarding the establishment of the “Systems to Ensure the Conformity of Performance of Duties by Directors with Laws and Regulations and the Articles of Incorporation” stated in the Business Report and other systems that are set forth in Article 100, Paragraphs 1 and 3 of the Ordinance for Enforcement of the Companies Act as systems necessary to ensure the appropriateness of operations of the corporate group consisting of a stock company and its subsidiaries, and the status of development and operation of the system established based on the resolution of the Board of Directors (internal control system).

(c)   We monitored and examined whether the Accounting Auditor maintained its independent position and conducted appropriate audits. Also, we received reports from the Accounting Auditor regarding the execution of their duties and requested explanations as necessary. Furthermore, we received a notice from the Accounting Auditor pertaining to the formulation of a “System to ensure proper execution of duties” (matters provided in each item of Article 131 of the Rules of Corporate Accounting) in accordance with the “Quality Control Standards for Audits” (Business Accounting Council, October 28, 2005), etc. and requested explanations as necessary.

Based on the above method, the Audit & Supervisory Board examined the business report and the supplementary schedules thereof, the non-consolidated financial statements (the non-consolidated balance sheet, the non-consolidated statement of income, the non-consolidated statement of changes in net assets and the notes to non-consolidated financial statements) and the supplementary schedules thereof, and the consolidated financial statements (the consolidated balance sheet, the consolidated statement of income, the consolidated statement of changes in net assets and the notes to consolidated financial statements) for the fiscal year ended March 31, 2018.

2.   Audit Results

  (1) Audit results of business report, etc.

(a)   The Audit & Supervisory Board confirms that the business report and the supplementary schedules thereof correctly present the Company’s situation in accordance with the applicable laws and regulations and the Articles of Incorporation of the Company.

(b)   With regard to the execution of duties by the Directors, the Audit & Supervisory Board confirms that there was no significant instance of wrongful acts, nor violations of the applicable laws and regulations and the Articles of Incorporation of the Company.

(c)   The Audit & Supervisory Board confirms that the details of the resolution by the Board of Directors regarding the internal control system are appropriate and reasonable. In addition, we found no matter to be pointed out regarding the description in the business report and the execution of duties by Directors with respect to the internal control system.

  (2) Audit results of the non-consolidated financial statements and the supplementary schedules thereof

The Audit & Supervisory Board confirms that the audit method of the Accounting Auditor, Ernst & Young ShinNihon LLC, and the results of audit thereof are appropriate and reasonable.

  (3) Audit results of the consolidated financial statements

The Audit & Supervisory Board confirms that the audit method of the Accounting Auditor, Ernst & Young ShinNihon LLC, and the results of audit thereof are appropriate and reasonable.

 May 11, 2018

 The Audit & Supervisory Board, Fukuoka Financial Group, Inc.

 Full-time Audit & Supervisory Board Member

 Hidemitsu Ishiuchi

 (Seal)

 External Audit & Supervisory Board Member

 Fumihide Sugimoto

 (Seal)

 External Audit & Supervisory Board Member

 Hideo Yamada

 (Seal)

18Bank
The Eighteenth Bank

Supplementary Material for Notice of Convocation of the Extraordinary General Meeting of Shareholders
To our Shareholders
Business Integration with Fukuoka Financial Group
Table of Contents
Outline of the Business Integration
Background of the Business Integration 1
Purpose and Philosophy of the Business Integration 1
Method of the Share Exchange 5
Allotment Details of the Share Exchange 6
Outline of the Companies Involved in the Business Integration 7
Q&A on Business Integration 9
The Eighteenth Bank, Limited
Securities Code : 8396

Outline of the Business Integration

 Background of the Business Integration

The regional economy suffers from structural issues such as a declining population and an aging society, and it is expected that the market size will decline in the future. Accordingly, regional financial institutions are expected not only to maintain steady regional financial systems but also to vitalize the regional economy more than ever by fulfilling their financial intermediary function.

Under these circumstances, the Companies have conducted a study of a possible new regional financial group which can be developed in tandem with the region. Consequently, the Companies have come to share the under-standing that the mutual utilization of management and business know-how contributes to the maintenance and stabilization of regional financial systems and the development of the regional economy, and that forming a solid financial group based in Kyushu will result in a source of higher quality services to customers, which will also contribute to the improvement of corporate value, and therefore decided to implement a business integration by way of share exchange.

 Purpose and Philosophy of the Business Integration

Through the improvement of business efficiency by utilizing the rich network the Companies possess, as well as the active engagement of the financial institutions within the groups to strengthen the region, the Companies will endeavor to persistently offer financial services of ever higher quality, and have set the following three things as the purpose and philosophy of the integration:

1

2

3

 Simultaneous Realization of the Vitalization of the Regional Economy and the Improvement of Corporate Value

 Contribution to the Development of Enterprises in Nagasaki

 Financial Group with No.1 Customer Experience

 1

1

 Simultaneous Realization of the Vitalization of the Regional Economy and the Improvement of Corporate Value

The Companies will aim for simultaneous realization of the vitalization of regional economy and the improvement of corporate value by promoting operational efficiency through economies of scale and stabilizing the regional financial systems for the future.

FFG New stage for the wide-area development regional financial group
Improvement of operational efficiency through economies of scale
More sophisticated holding company functions premised on deregulation
Existing business management functions
Expansion of support for solutions
Development of specialized and strategic services
Utilization of the rich network
Fukuoka Bank Kumamoto Bank Shinwa Bank Eighteenth Bank
Maintenance and stabilization of regional financial systems for the future
Revitalization of the regional economy
Bolster support by expanding business foundations
Realize virtuous cycles
Growth and development of the regional economy
Improvement of corporate value

 2

2

 Contribution to the Development of Enterprises in Nagasaki

In Nagasaki, Eighteenth Bank and Shinwa Bank, Ltd., which is a part of Fukuoka Financial Group, will conduct a merger which is scheduled to be implemented in October 2020, thereby launching a new bank with a firm business base. The new bank will guarantee that it will play the essential role of a regional financial institution contributing to the development of the economy of Nagasaki, especially the growth of local small- and medium-sized enterprises, in the future.                               (As of November 30, 2018)

Full coverage of East Asia (Southeast Asia) through seven offices
Dalian Shanghai Hong Kong Taipei Bangkok Ho Chi Minh City Singapore

 System for supporting the entire region of Nagasaki prefecture

 Enhance cooperation between Nagasaki and Fukuoka as well as provide support to revitalize the economic activity of the entire Kyushu region

 Increase support for overseas expansion and creating distribution channels centered on the ASEAN countries

 3

3

 Financial Group with No.1 Customer Experience

The Companies will develop the functions of a financial holding company by developing more specialized and strategic services and enhancing the support (i.e., solution support) function in sales in addition to the existing business management function, through which the financial institutions within the group will be able to offer unprecedented new financial services to customers. The Companies will further contribute to the vitalization of the regional economy by utilizing the strong network among the group banks and enhancing the functions of the holding company. In addition, the Companies aim to become the financial group with No.1 customer experience by enhancing relationships with customers more than ever before.

 Expected Synergistic Effect of the Business Integration

While maintaining and deepening the relationship with customers that the Companies have developed over many years, the new Fukuoka Financial Group will aim to realize the evolution of its general financial services and business efficiency by utilizing the wide and customer-friendly network to be established through the Business Integration.

No. 1 for customer experience
Promotion of general financial services
Business efficiency
Maintain and deepen relationship
Banking business
Securities, leasing, think-tank businesses
New businesses
Management efficiency
X
Wide and customer-friendly network
Corporations: Funding based on business feasibility, support for domestic and overseas business development, provision of advanced solutions
Individuals: Improve convenience through IT and marketing sophistication, high quality consulting that will boost life plans
Region: Contribute to regional revitalization through financial know-how and network utilization
Provide high value-added financial services by mutual use of functions at affiliated companies
Realize new financial services (online businesses and new product development) by bolstering R&D for IT fields
Headquarters and affiliated company functions, rationalization and consolidation of systems
Mutual use of overseas offices and sales bases
Invest resources into growing fields and regions (human resources and capital)

 4

 Method of the Share Exchange

Fukuoka Financial Group will be the wholly-owning parent company after the share exchange and Eighteenth Bank will be the wholly-owned subsidiary after the share exchange. Fukuoka Financial Group will carry out the Business Integration without obtaining the approval of the general meeting of shareholders by implementing the procedures for a simplified share exchange pursuant to the provisions of Paragraph 2 of Article 796 of the Companies Act, whereas Eighteenth Bank will obtain approval at the extraordinary general meeting of shareholders that is scheduled to be held on January 18, 2019.

Before the business integration
Step 1 Business integration (share exchange)
Step 2 Merger
Scheduled April 2019
Scheduled October 2020
FFG shareholders
Eighteenth Bank shareholders
FFG shareholders
Stocks of Eighteenth Bank
Eighteenth Bank shareholders
Share Exchange
FFG FFG Stocks of Fukuoka Financial Group
Fukuoka Bank Kumamoto Bank Shinwa Bank Eighteenth Bank
Fukuoka Bank Kumamoto Bank Shinwa Bank Eighteenth Bank
Merger new bank Shinwa Bank Eighteenth Bank

 Timetable and future schedule (expected) for the Business Integration are as follow

 Schedule

 Schedule

 February 26, 2016

 Execution of the Memorandum of Understanding

 regarding the Business Integration

 January 18, 2019

 (Planned)

 Extraordinary General Meeting of Shareholders of Eighteenth Bank

 October 30, 2018

 Resolution of the Board of Directors Meetings of the

 Companies Execution of the Share Exchange Agreement

 March 26, 2019

 (Planned)

 Last Trading Date of Stocks of

 Eighteenth Bank

 October 30, 2018

 Date of Public Notice of Record Date for Extraordinary

 General Meeting of Shareholders of Eighteenth Bank

 March 27, 2019

 (Planned)

 Date of Delisting of Eighteenth
Bank

 November 15, 2018

 Record Date for Extraordinary General Meeting
of Shareholders of Eighteenth Bank

 April 1, 2019

 (Planned)

 Effective Date of the Share
Exchange

 Note:

 The timetable shown above may be subject to change, upon the agreement of the Companies, due to necessity with regard to the proceedings of the Business Integration or for other reasons.

 5

 Allotment Details of the Share Exchange

 Fukuoka Financial Group

 Eighteenth Bank

 Share exchange ratio

 1

 1.12

Calculation of the Share Exchange

In order to ensure the fairness of calculation of the share exchange ratio to be used for the Share Exchange, Eighteenth Bank selected Mizuho Securities as its third-party valuation institution and Fukuoka Financial Group selected Nomura Securities as its third-party valuation institution, and asked the respective institutions to calculate and analyze the share exchange ratio.

Eighteenth Bank and Fukuoka Financial Group negotiated and discussed by referring to the analysis and opinion of the respective third-party valuation institutions, and resolved on October 30, 2018 that the Share Exchange will be implemented using the share exchange ratio stated above.

Eighteenth Bank has obtained from Mizuho Securities an opinion that the share exchange ratio to be used for the Share Exchange is appropriate for the shareholders of common stock of Eighteenth Bank from a financial perspective (a fairness opinion) and Fukuoka Financial Group has obtained from Nomura Securities an opinion that the share exchange ratio to be used for the Share Exchange is appropriate for the shareholders of common stock of Fukuoka Financial Group from a financial perspective (a fairness opinion).

For overview of stock exchange ratio analysis of the companies, see enclosed attachment P14~P26.

 6

 Outline of the Companies Involved in the Business Integration

 1

    Company overview (as of March 31, 2018)

 Wholly-owning parent company

 after the Share Exchange

 Wholly-owned subsidiary after the

 Share Exchange

 Company

 Fukuoka Financial Group

 Eighteenth Bank

 Location

 8-3, Otemon 1 chome, Chuo-ku, Fukuoka, Japan

 1-11, Doza-machi, Nagasaki, Japan

 Name and Title of

 Representative

 Takashige Shibato, President

 Takujiro Mori, Representative

 Executive Officer & President

 Description of Business

 Banking business

 Banking business

 Stated Capital

 124,799 million yen

 24,404 million yen

 Date of Establishment

 April 2, 2007

 July 1, 1897

 Total Number of Issued

 and Outstanding Shares

 859,761,868 shares

 173,717,119 shares

 Fiscal Year End

 March 31

 March 31

 Total Assets

 (Consolidated)

 20,163,679 million yen

 2,961,030 million yen

 Net Assets

 (Consolidated)

 778,973 million yen

 165,516 million yen

 Deposit Balance

 (Consolidated)

 13,795,830 million

 2,552,205 million yen

 Loan Balance

 (Consolidated)

 12,230,470 million yen

 1,659,911 million yen

 Number of Employees

 (Consolidated)

 6,811

 1,445

 Major Shareholders and

 Respective Shareholding

 Ratios

 The Master Trust Bank of Japan, Ltd.

 (trust account)

 7.46%

 Japan Trustee Services Bank, Ltd.

 (trust account)

 4.25%

 Japan Trustee Services Bank, Ltd.

 (trust account)

 7.01%

 Nippon Life Insurance Company

 3.79%

 Japan Trustee Services Bank, Ltd.

 (trust account 9)

 2.99%

 Meiji Yasuda Life Insurance Company

 2.91%

 Nippon Life Insurance Company

 2.06%

 The Master Trust Bank of Japan, Ltd.

 (trust account)

 2.67%

 Meiji Yasuda Life Insurance Company

 2.06%

 The Bank of Saga Ltd.

 2.55%

Relationship between the Companies

 Capital Relationship

The Bank of Fukuoka, Ltd., a subsidiary of Fukuoka Financial Group, holds 2,424 thousand shares of common stock of Eighteenth Bank

Eighteenth Bank holds 2,790 thousand shares of common stock of Fukuoka Financial Group.

 Personnel Relationship

 Not applicable.

 Business Relationship

 There are no transactions other than ordinary interbank transactions.

 Status as a Related Party

 Not applicable.

 (Note)

Fukuoka Financial Group executed a reverse stock split of its common stock at a ratio of one share for every five shares on October 1, 2018, and Eighteenth Bank executed a reverse stock split of its common stock at a ratio of one share for every ten shares on October 1, 018. However, their respective total numbers of issued and outstanding shared and the respective numbers of the shares of common stock held by the companies as described in the “Capital Relationship” above represent the value before the reverse stock split.

 7

 2

    Earnings summary for the past three years

(unit: million yen, except as otherwise specified)

 Fukuoka Financial Group (Consolidated)

 Eighteenth Bank (Consolidated)

 Fiscal Year

 FY ended

 March 31,

 2016

 FY ended

 March 31,

 2017

 FY ended

 March 31,

 2018

 (Reference)

 FY ended

 September 30,

 2018

 FY ended

 March 31,

 2016

 FY ended

 March 31,

 2017

 FY ended

 March 31,

 2018

 (Reference)

 FY ended

 September 30,

 2018

 Consolidated net assets

 784,691

 712,058

 778,973

 793,595

 158,806

 160,550

 165,516

 166,723

 Consolidated total assets

 16,406,109

 18,113,049

 20,163,679

 20,587,163

 2,807,292

 2,954,419

 2,961,030

 2,997,831

 Consolidated net assets per share (yen)

 902.50

 829.07

 907.02

 4,620.41

 891.26

 897.92

 923.54

 9,290.00

 Consolidated ordinary income

 236,707

 235,767

 237,572

 120,743

 49,923

 51,688

 47,664

 26,061

 Consolidated ordinary profit (loss)

 71,426

 (34,441)

 71,636

 38,992

 11,478

 7,701

 7,872

 3,105

 Net income (loss) attributable to owners of the parent

 44,718

 (54,300)

 49,369

 –

 6,825

 5,418

 5,189

 –

 Consolidated net income (loss) per share (yen)

 51.75

 (63.22)

 57.48

 –

 39.82

 31.62

 30.28

 –

 Dividend per share (yen)

 13.00

 13.00

 15.00

 8.50

 9.00

 8.00

 7.50

 3.00

 (Note)

Fukuoka Financial Group executed a reverse stock split of its common stock at a ratio of one share for every five shares on October 1, 2018, and Eighteenth Bank executed a reverse stock split of its common stock at a ratio of one share for every ten shares on October 1, 018. However, the figures for the consolidated net assets per share, consolidated net income per share and dividend per share represent the value before the reverse stock split.

 8

Q&A

Q

 What will happen with Eighteenth Bank shares that we own?

A

 As an example, shareholders who own 100 shares in Eighteenth Bank would exchange these for 112 (100 x 1.12) shares in Fukuoka Financial Group.

As a result of the business integration through share exchange, Eighteenth Bank will become a wholly-owned subsidiary of Fukuoka Financial Group on April 1, 2019, the effective date of the share exchange. Eighteenth Bank will be delisted on March 27, 2019, but the Fukuoka Financial Group shares will be allotted to shareholders in accordance with the share exchange ratio on April 1, 2019. Therefore, shareholders can continue to buy or sell these shares. There are no formalities required of our shareholders for the allotment of shares. Our shares can be traded up to March 26, the day prior to the delisting date (March 27).

Q

 What happens to the fiscal year 2018 dividend of Eighteenth Bank?

A

Eighteenth Bank will pay the fiscal year 2018 dividend to the shareholders on March 31. Eighteenth Bank expects to pay a dividend of 30 yen per share (based on the number of shares after the share consolidation on October 1, 2018).

Q

 What is the situation regarding attendance at future general meetings of shareholders?

A

 The current shareholders of Eighteenth Bank may attend Fukuoka Financial Group general meetings of shareholders.

Fukuoka Financial Group will adopt, at the general meeting of shareholders of Fukuoka Financial Group to be held in June 2019, a board of directors resolution which grants voting rights regarding the common stock of Fukuoka Financial Group to the shareholders of Eighteenth Bank that receive ordinary shares in Fukuoka Financial Group.

 Share exchange:   a corporate reorganization conducted by exchanging all shares in company A for shares issued by company B. In this case, Eighteenth Bank is company A and Fukuoka Financial Group is company B.

 Share exchange ratio:  the ratio when exchanging the shares is the “share exchange ratio,” and as noted in page 6 in the brochure, 1.12 shares in Fukuoka Financial Group will be allotted for each of the shares in Eighteenth Bank in this integration.

 Explanation
of terms

 9

Q

 What happens for shares constituting less than one unit after the share exchange?

A

 Shares of less than one unit cannot be traded on exchanges. Fukuoka Financial Group has the following system for repurchase requests and additional purchase requests.

Share Purchase Demand
This is a system for selling shares constituting less than one share to Fukuoka Financial Group at market value
(Example) 60 shares cannot be sold through an exchange, so Fukuoka Financial Group will repurchase them at market value
Sell at market value to Fukuoka Financial Group
60 shares - 60 shares = Y Realized in cash
Demand for Sale
This is a system for purchasing shares constituting less than one hundred shares (one unit) from Fukuoka Financial Group at market value in order to make one unit.
(Example) A shareholder with 60 shares could make an additional purchase of 40 shares to make 100 shares
The 40 shares would be purchased from Fukuoka Financial Group at market value
60 shares + 40 shares = 100 shares One unit (100 shares)
Please check details and fees for such procedure with your securities company for transactions.

Q

 What if the share exchange results in fractions of less than one share?

A

 The amount equivalent to such fractions will be paid.

Upon the share exchange, if the number of shares of common stock of Fukuoka Financial Group to be delivered includes fractions that are less than one share, such shareholders shall be paid the amount equivalent to such fractions in accordance with the provisions of Article 234 of the Companies Act and other related laws and ordinances.

 Schedule

Stocks of Eighteenth Bank
January 18, 2019
Extraordinary General Meeting of Shareholders of Eighteenth Bank
March 26, 2019
Last Trading Date of Shares of Eighteenth Bank
March 27, 2019
Date of Delisting of Eighteenth Bank
Stocks of Fukuoka Financial Group
April 1, 2019
Effective Date of the Share Exchange
June 2019
Extraordinary General Meeting of Shareholders of Fukuoka Financial Group
July 2019 or later
Fiscal year 2018 final dividend payment
To be paid by Eighteenth Bank

 ► Contact details for inquiries

 We will charge our shareholder register administrator to Japan Securities Agents, Ltd form January 15, 2019

 Please contact the following entities for questions about administration of stock.

 Until February 14, 2019

 From February 15, 2019

 Transfer Agent Department, Mizuho Trust & Banking Co., Ltd.

 Agent Department, Japan Securities Agents, Ltd

 Toll-free phone:

 0120-288-324

 Toll-free phone:

 0120-707-843

 (Weekdays 9:00 – 17:00)

 (Weekdays 9:00 – 17:00)

 10

18Bank
The Eighteenth Bank